Exhibit 10.1

Execution Copy

INVESTMENT AGREEMENT

by and among

ZUORA, INC.
and

SILVER LAKE ALPINE II, L.P.

and the other parties named herein
Dated as of March 2, 2022

Table of Contents
i

Exhibit A: Form of Indenture
Exhibit B: Form of Joinder
Exhibit C: Form of Issuer Agreement
Exhibit D: Notes and Warrants Purchase Amounts
Annex A: Plan of Distribution
Annex B: Form of Warrant
Annex C: Form of Service Agreement
ii

INVESTMENT AGREEMENT
This INVESTMENT AGREEMENT (this “Agreement”), dated as of March 2, 2022, is by and among (i) Zuora, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and (ii) Silver Lake Alpine II, L.P., a Delaware limited partnership (together with its successors and any Affiliate that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.
WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, subject to the terms and conditions set forth in this Agreement, (i) the Company’s 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 in the form attached to the Indenture and to be issued in accordance with the terms and conditions of the Indenture and this Agreement and (ii) warrants to purchase shares of Common Stock in the form attached hereto as Annex B;
WHEREAS, the Company intends to use the proceeds from the issuance of the Notes for general corporate purposes;
WHEREAS, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and
WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.
NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Action” shall have the meaning set forth in Section 4.22(a).
“Additional Investment Agreement” shall have the meaning set forth in Section 4.16(a).

“Additional Notes” means the Company’s 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 issued on any Subsequent Closing Date.
“Additional Notes CoC Amount” means, at Purchaser’s election: (i) cash equal to the aggregate Fundamental Change Repurchase Price (as defined in the Indenture) for the Additional Notes, minus the Additional Notes Purchase Price; (ii) if such Change in Control would result in the Notes becoming convertible into Reference Property (as defined in the Indenture) that is only cash, cash equal to the excess of (A) the aggregate Reference Property payable upon conversion of the Additional Notes at the Conversion Rate after giving effect to the Make-Whole Applicable Increase as determined pursuant to Section 10.14(b) of the Indenture, over (B) the Additional Notes Purchase Price; or (iii) the number of shares of Common Stock equal to the excess of (A) shares of Common Stock (or units of Reference Property) issuable upon conversion of the Additional Notes at the Conversion Rate after giving effect to the Make-Whole Applicable Increase as determined pursuant to Section 10.14(b) of the Indenture, over (B) shares of Common Stock equal to the Additional Notes Purchase Price, divided by the Applicable Price applicable to such Change in Control (as determined pursuant to Section 10.14(b) of the Indenture) (or units of Reference Property applicable to such shares of Common Stock).
“Additional Notes Notice” shall have the meaning set forth in Section 2.03(a).
“Additional Notes Purchase Price” means an amount equal to (i) one hundred fifty million dollars ($150,000,000) less (ii) any expenses owed to the Purchaser or its Affiliates as of the Subsequent Closing Date pursuant to Section 6.06.
“Additional Securities” shall have the meaning set forth in Section 4.16(c).
“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, “Silver Lake Group”, “Standstill Period” and “Third Party” and Sections 3.02(d), 3.02(f), 4.02, 4.06, 4.07, 4.18 and 7.07 no portfolio company of any Affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity Affiliated with Silver Lake Group, L.L.C., the Purchaser or their respective Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the Purchaser or any of its Affiliates or any SL Person in carrying out any act prohibited by this Agreement or the subject matter of Section 4.18, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Purchaser or any Affiliate of the Purchaser or any SL Person, directly or indirectly, any Evaluation Material (as defined in the Confidentiality Agreement) concerning the Company or its business. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.
“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that (i) the Company and the Company’s Subsidiaries will not be considered Associates of the Purchaser or any of its Affiliates and (ii) no portfolio company of the Purchaser or its other Affiliates will be deemed Associates of the Purchaser or any of its other Affiliates.
“Available” shall mean, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities and there is not a notice from the Company described in Section 5.03(c) in effect with respect to discontinuing dispositions of Registrable Securities.
“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 (as in effect as of the date of this Agreement) of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time; provided, however, for purposes of this Agreement, the Purchaser, its Affiliates or any other person shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes (including, for the avoidance of doubt, any Notes issued as a result of the payment of PIK interest) and exercise of the Warrants, in each case, on a cash exercise basis, directly or indirectly, held by them, irrespective of any non-conversion period or non-exercise period specified in the Notes, the Warrants or this Agreement or any restrictions on transfer or voting contained in this Agreement.
“Blackout Period” shall mean in the event that the Company determines in good faith that any registration or sale pursuant to any Registration Statement could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, or the Registration Statement is otherwise not Available for use (in each case as determined by the Company in good faith after consultation with outside counsel), a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed ninety (90) days.
“Board of Directors” shall mean the board of directors of the Company.
“Bribery Act” shall have the meaning set forth in Section 3.01(j).

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.
“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person or group has become the direct or indirect Beneficial Owner of more than fifty percent (50%) of the total outstanding voting power of Company Common Shares entitled to vote generally in the election of directors; provided that for the purposes of this clause (ii), any outstanding shares of the Class B common stock shall be treated as shares of Company Common Stock on an as-converted basis and no effect shall be given to the voting power of shares of outstanding Class B common stock in excess of the voting power of the Company Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Shares immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of the voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Initial Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).
“Closing Date” means the Initial Closing Date or the Subsequent Closing Date, as the context may require.
“Committee” shall have the meaning set forth in Section 4.07(g).
“Company” shall have the meaning set forth in the preamble hereto.
“Company Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.
“Company Common Shares” shall collectively mean the Company Common Stock and the Class B common stock, par value $0.0001 per share, of the Company.
“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).
“Confidentiality Agreement” shall mean the Mutual Non-Disclosure Agreement by and between the Company and Silver Lake Technology Management, L.L.C., dated as of December 2, 2021, as amended, modified or supplemented.
“Conversion Price” shall have the meaning set forth in the Indenture.

“Conversion Rate” shall have the meaning set forth in the Indenture.
“Covered Persons” shall have the meaning set forth in Section 4.07(h).
“Credit Agreement” shall have the meaning set forth in Section 3.10(f).
“Definitive Proxy Statement” means the Company’s definitive proxy statement for its annual meeting of stockholders pursuant to which the Company’s stockholders are asked to vote on (i) the election of members of the Board of Directors to serve as “Class III” directors or (ii) the election of all members of the Board of Directors if the Board of Directors is not classified.
“DGCL” shall mean the Delaware General Corporation Law.
“Draft Form 10-K” shall have the meaning set forth in Section 3.01.
“Eligible Participation Holders” shall have the meaning set forth in Section 5.02(c).
“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Securities” shall have the meaning set forth in Section 4.16(c).
“Extraordinary Transaction” shall have the meaning set forth in Section 4.18(a)(iv).
“FCPA” shall have the meaning set forth in Section 3.01(j).
“Free Writing Prospectus” shall have meaning set forth in Section 5.03(a)(v).
“GAAP” shall mean U.S. generally accepted accounting principles.
“Global Security” shall have the meaning set forth in the Indenture.
“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Independence Requirements” shall have the meaning set forth in Section 4.07(g).
“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).
“Indemnification Notice” shall have the meaning set forth in Section 4.22(b).
“Indemnitee” shall have the meaning set forth in Section 4.22(a).

“Indenture” shall mean an indenture in the form attached hereto as Exhibit A, as amended, supplemented or otherwise modified from time to time with the consent of the Purchaser and the Company prior to the Initial Closing, it being agreed that the Company and the Purchaser shall consent to any changes required by the Trustee that do not adversely affect the Company or the Purchaser, or the Purchaser’s financing sources, including with respect to timing and mechanics of transfers and exchanges of Securities and interests therein, in any material respect.
“Initial Closing” shall have the meaning set forth in Section 2.04.
“Initial Closing Date” shall have the meaning set forth in Section 2.4.
“Initial Conversion Rate” shall have the meaning set forth in Section 4.13.
“Initial Notes” means the Company’s 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 issued on the Initial Closing Date.
“Initial Purchase Price” means an amount equal to (i) two hundred forty-two million dollars ($242,000,000) less (ii) any expenses owed to the Purchaser or its Affiliates as of the Initial Closing pursuant to Section 6.06.
“Initial Registration Statement” shall have the meaning set forth in Section 5.01(a).
“Initiating Holder” shall have the meaning set forth in Section 5.02(c).
“Intellectual Property” shall have the meaning set forth in Section 3.01(p).
“IRS” means Internal Revenue Service.
“Issuer Agreement” shall have the meaning set forth in Section 4.09.
“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all or a portion of the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchaser.
“Knowledge” shall mean the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer.
“Losses” shall mean all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.
“Majority in Interest of Selling Holders” shall mean the Initiating Holder(s) and/or Participating Holders for a particular offering that hold a majority of the applicable Subject Securities being offered and sold by all Initiating Holder(s) and Participating Holders (e.g., if Notes are being offered and sold, a majority of the Notes being offered and sold).

“Marketed Underwritten Offering” shall mean an Underwritten Offering involving reasonable and customary marketing efforts in excess of forty-eight hours by the Company and the underwriters.
“Material Acquisition” shall have the meaning set forth in Section 2.02.
“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) endemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, (g) any taking of any action or inaction at the request of the Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.
“Minimum Ownership Threshold Test” means that at the time of determination, the Silver Lake Group collectively Beneficially Owns four (4%) or more of the outstanding Company Common Shares (assuming the conversion of the Notes and exercise of the Warrants into Company Common Stock).
“Note” or “Notes” means collectively the Initial Notes and the Additional Notes.
“NYSE” shall mean The New York Stock Exchange.
“OFAC” shall have the meaning set forth in Section 3.01(j).
“Offer Notice” shall have the meaning set forth in Section 4.16(a).
“Offering Terms” shall have the meaning set forth in Section 5.02(c).

“Orderly Sale Amount” shall have the meaning set forth in Section 5.02(d).
“Participating Holder” shall have the meaning set forth in Section 5.02(c).
“Participation Notice” shall have the meaning set forth in Section 4.16(a).
“Participation Notice Period” shall have the meaning set forth in Section 4.16(a).
“Permitted Debt Financing Transaction” shall have the meaning set forth in Section 4.02(a).
“Permitted Loan” shall have the meaning set forth in Section 4.02(a).
“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).
“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.
“Plan of Distribution” shall mean the plan of distribution substantially in the form attached hereto as Annex A.
“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).
“Purchaser” shall have the meaning set forth in the preamble hereto.
“Purchaser Designee” shall mean each individual then serving on the Board of Directors pursuant to the exercise of the Purchaser’s rights pursuant to Section 4.07(a) and/or Section 4.07(e), together with any designee(s) of the Purchaser who is then standing for election to the Board of Directors pursuant to Sections 4.07(a) and (b) or who is being proposed for election by the Purchaser pursuant to Section 4.07(e).
“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, (b) upon the later of the date (i) in the case of Subject Securities held by the Purchaser, no Purchaser Designee is on the Board of Directors and (ii) such Subject Securities are held or Beneficially Owned by any Person that together with its Affiliates Beneficially Own Subject Securities representing less than 1.0% of the outstanding shares of Company Common Stock as of such time and such Subject Securities are freely transferable under Rule 144 without regard to volume or manner of sale limits or public information requirements (and, in the case of the Notes, such Subject Securities may be represented by an Unrestricted Global Security (as defined in the Indenture) when sold), or (c) when such Subject Securities cease to be outstanding; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel (including local counsel if required) and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders; provided that Registration Expenses shall not include more than $50,000 per offering of fees and disbursements of counsel and other advisors for the holders of Registrable Securities (or, in the case of an Underwritten Offering, $75,000 per offering).
“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).
“Restricted Period” shall mean the period commencing on the Initial Closing Date and ending on the earlier of (i) the date that is eighteen (18) months following the Initial Closing Date and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Section 4.12 Person” shall have the meaning set forth in Section 4.12.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).
“Service Agreement” shall mean the service agreement to be entered by and between the Company and Silver Lake Alpine Management Company II, L.L.C., in substantially the form attached hereto as Annex C.

“Silver Lake Group” shall mean the Purchaser together with its Affiliates, including SL Affiliates.
“Silver Lake Indemnitors” shall have the meaning set forth in Section 4.12.
“SL Affiliate” shall mean any Affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity Affiliated with Silver Lake Group, L.L.C. that has a direct or indirect investment in the Company.
“SL Director” shall mean each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of SLTM or other Silver Lake management entity or general partner, in each case, that is serving on the Board of Directors.
“SL Observer” shall have the meaning in Section 4.07(f).
“SL Person” shall mean any SL Director or SL Observer.
“SLTM” means Silver Lake Technology Management, L.L.C. or a successor thereto.
“SL Securities” shall have the meaning set forth in the Indenture.
“Standstill Period” shall mean the period commencing on the Initial Closing Date and ending on the earliest of (i) the later of (A) the date that is six (6) months following such time as there is no Purchaser Designee serving on the Board of Directors (and as of such time the Purchaser no longer has board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the three (3) year anniversary of the Initial Closing Date, (ii) the effective date of a Change in Control and (iii) ninety (90) days after the date on which the Purchaser and its Affiliates do not Beneficially Own any Notes, Warrants or any shares of Company Common Stock other than any shares of Company Common Stock issued to any person as compensation for their service on the Board of Directors.
“Stockholder Approval Requirement” means (i) the issuance of such Additional Securities would require stockholder approval under the listing requirements of NYSE or any other securities exchange upon which the Company Common Stock is then listed solely as a result of the issuance of the Additional Securities to the Purchaser in such Additional Investment and (ii) the Company would not be required to seek any stockholder approval in connection with the Additional Investment but for issuance of such Additional Securities to the Purchaser.
“Strategic Investor” shall have the meaning set forth in Section 2.01(b).
“Strategic Investor Purchase Price” means twenty-four million and five hundred thousand dollars ($24,500,000).
“Subject Securities” shall mean (i) the Notes; (ii) the shares of Company Common Stock issuable or issued upon conversion of the Notes; (iii) the Warrants; (iv) the Warrant Shares; (v) any other shares of Company Common Stock acquired by the Purchaser after the effective date of this Agreement at a time when such Purchaser or its Affiliates hold other Registrable Securities; provided, such holder delivers a written notice to the Company pursuant to the terms of this Agreement indicating that such securities shall be treated as Subject Securities and provided that such notice relates to securities with a fair market value of at least $100,000; and (vi) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i), (ii), (iii), (iv) or (v) above or this clause (vi).
“Subsequent Closing Date” shall have the meaning set forth in Section 2.02.
“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.
“Take-Down Notice” shall have the meaning set forth in Section 5.02(c).
“Take-Down Participation Notice” shall have the meaning set forth in Section 5.02(c).
“Target Registration Date” shall have the meaning set forth in Section 5.01(a).
“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.
“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.
“Third Party” shall mean a Person other than any member of the Silver Lake Group or any of their respective Affiliates.
“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).
“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).
“Transactions” shall have the meaning set forth in Section 3.01(c).
“Trustee” shall mean an institutional trustee to be selected by the Company with the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.
“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public.
“VCOC Letter” shall have the meaning set forth in Section 4.08.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.
“Warrants” means warrants to purchase shares of Common Stock in the form attached hereto as Annex B issued on the Initial Closing Date.
“Warrant Shares” means the shares of Common Stock underlying the Warrants.
“WKSI” shall mean a “well known seasoned issuer” as defined under Rule 405.
Section 1.02.General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote, or except as expressly set forth in Section 10.02(b) or Section 10.06(d) of the Indenture any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock.
ARTICLE II
SALE AND PURCHASE
Section 2.01Sale and Purchase. (a) Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company for the Initial Purchase Price, (i) the aggregate principal amount of Notes set forth on Exhibit D and (ii) the number of Warrants set forth on Exhibit D.
(a)Subject to the terms and conditions of this Agreement, at the Initial Closing, to the extent the Company and the Purchaser mutually agree on a strategic investor (the “Strategic Investor”), such Strategic Investor may purchase and acquire from the Company for the Strategic Investor Purchase Price, twenty-five million dollars ($25,000,000) aggregate principal amount of Notes and Warrants in such amount as determined by the Board of Directors.
Section 2.02Issuance of Additional Notes.

(a)On the earlier of (i) the eighteen (18) month anniversary of the Initial Closing Date and (ii) immediately prior to the completion by the Company of a bona-fide acquisition that has been approved by the Board of Directors (a “Material Acquisition”) that the Company in good faith believes will result in the Company on a pro forma basis having less than $125,000,000 of balance sheet cash and cash equivalents, the Company will issue, subject to the terms and conditions set forth in and pursuant to this Agreement, and the Purchaser shall purchase, subject to the terms and conditions set forth in and pursuant to this Agreement, for the Additional Notes Purchase Price the aggregate principal amount of Notes set forth on Exhibit D (any such purchase date, the “Subsequent Closing Date”). The Company shall give the Purchaser at least twenty (20) Business Days’ prior written notice of the Subsequent Closing Date, specifying the date of the applicable Subsequent Closing Date, which shall be a Business Day (such notice, an “Additional Notes Notice”).
(b)If a Change in Control occurs at any time prior to the time any Additional Notes are issued pursuant to Section 2.02(a), the Purchaser shall have the option, in its sole discretion, to (i) purchase, and the Company shall issue, the Additional Notes on a date to be specified by the Purchaser, which date shall be prior to the consummation of such Change in Control, with such Additional Notes getting the full benefit of the Indenture, including, for the avoidance of doubt, provisions in Section 3.01, Section 10.11 and Section 10.14 applicable to such Change in Control, or (ii) cause the Company to pay or deliver, as applicable, to the Purchaser, concurrently with the consummation of such Change in Control, the Additional Notes CoC Amount. If the Purchaser exercise its option in clause (ii) of the foregoing sentence, the obligation of the Company to issue, and the Purchaser to purchase, the Additional Notes will deemed to have been satisfied in full. If the conditions to the Purchaser’s obligation to purchase Additional Notes pursuant to this Section 2.02 are not satisfied on or prior to the eighteen (18) month anniversary of the Initial Closing Date, the Purchaser’s obligations under this Section 2.02 shall terminate.
Section 2.03Closing.
(a)Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.03 (c) and (d), the closing (the “Initial Closing”) of the purchase and sale of the Notes and, if applicable, Warrants hereunder shall take place at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017 at 9:00 a.m. New York time on a Business Day. In the case of the Initial Closing, the Initial Closing shall occur on or prior to March 24, 2022 on a Business Day selected by the Purchaser in a written notice delivered to the Company at least two (2) Business Days prior to such date, provided that if the Purchaser fails to deliver to the Company any such written notice the Purchaser shall be deemed to have selected March 24, 2022, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Initial Closing actually occurs, the “Initial Closing Date”).
(b)To effect the purchase and sale of Notes and Warrants, upon the terms and subject to the conditions set forth in this Agreement, at each Closing:
(i)The Company shall, and shall instruct the Trustee to, execute and deliver the Indenture and if applicable, a supplemental indenture. The Company shall deliver the fully executed Indenture to the Purchaser at the Closing.

(ii)The Company shall issue and deliver to the Purchaser the Notes and Warrants through the facilities of the Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser in certificated form, against payment in full by or on behalf of the Purchaser of the Initial Purchase Price for the Initial Notes and Warrants or the Additional Notes Purchase Price for the Additional Notes, as applicable.
(iii)The Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchaser in an amount equal to the Initial Purchase Price for the Initial Notes and Warrants or the Additional Notes Purchase Price for the Additional Notes, as applicable.
(iv)The Purchaser shall deliver to the Company a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form).
(c)The obligations of the Purchaser to purchase the Notes and Warrants are subject to the satisfaction or waiver of the following conditions as of each Closing:
(i)the Company shall have provided the applicable listing of additional shares notification to NYSE, and received notification from NYSE that the listing of additional shares review process has been completed, and NYSE shall not have made any objection (not subsequently withdrawn) that the consummation of the Transactions would violate NYSE listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Company Common Stock;
(ii)the purchase and sale of the Notes and, if applicable, the Warrants shall not be prohibited or enjoined by any court of competent jurisdiction;
(iii)the Company and the Trustee shall have executed the Indenture on the Closing Date and delivered the Indenture to the Purchaser, the Company shall have executed and delivered the Initial Notes and Warrants to the Purchaser on the Initial Closing Date and the Additional Notes on the Subsequent Closing Date and the Company shall have executed and delivered the VCOC Letter;
(iv)(A) the representations and warranties of the Company set forth in Sections 3.01(a)(i), (b), (c), (d), (e), (f)(i), (l) and (o) shall be true and correct in all material respects on and as of such Closing Date (except for any representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), (B) the representations and warranties of the Company set forth in Section 3.01(h)(ii) shall be true and correct on and as of such Closing Date and (C) the representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(a)(i), (b), (c), (d), (e), (f)(i), (h)(ii), (l) and (o)) shall be true and correct on and as of such Closing Date (except for any representations and warranties that speak as of a specific date, which shall be true and correct as of such date) (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties with respect to clauses (A) and (C) of this Section 2.04(c)(iv)), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect;
(v)the Company shall have delivered to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company (or a nominee thereof) and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company;
(vi)the Company Common Stock shall not have been delisted from the NYSE nor shall the Company have received notice of the potential delisting of the Company Common Stock from the NYSE;
(vii)there shall be no default or event of default existing under the Credit Agreement or any other agreement for borrowed money to which the Company or any of its Subsidiaries is a party;
(viii)the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to such Closing Date;
(ix)the Purchaser shall have received a certificate, dated such Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.03(c)(iv) and (viii) have been satisfied;
(x)the Company shall have executed the Service Agreement on or prior to the Initial Closing Date; and
(xi)with respect to a purchase of Additional Notes pursuant to Section 2.02(a)(ii), the substantially concurrent completion of the Material Acquisition.
(d)The obligations of the Company to sell the Notes and Warrants to the Purchaser are subject to the satisfaction or waiver of the following conditions as of each Closing:
(i)the purchase and sale of the Notes and, if applicable, the Warrants shall not be prohibited or enjoined by any court of competent jurisdiction; and
(ii)the Trustee shall have executed and delivered the Indenture to the Company;
(iii)the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of such Closing Date;
(iv)the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to such Closing Date; and

(v)the Company shall have received a certificate, dated such Closing Date, duly executed by the general partner, managing member or authorized officer of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.03(d)(iii) and (iv) have been satisfied.
Section 2.04Termination Prior to Closing. If the Initial Closing does not occur on or prior to 5:30 p.m. New York time on April 15, 2022, this Agreement may be terminated by either of the parties hereto upon written notice to the other, and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination; provided, however, that the right to terminate this Agreement under this Section 2.04 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Initial Closing to occur on or before such time; and provided further that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), or in the Company’s draft Form 10-K for the fiscal year ended January 31, 2022 (the “Draft Form 10-K”) that was made available to Purchaser prior to the execution of this Agreement, the Company represents and warrants to the Purchaser, as of the date hereof and as of each Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:
(a)Existence and Power.
(i)The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into each Transaction Agreement and to consummate the Transactions. The Company has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement.
(ii)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.
(b)Capitalization. The authorized share capital of the Company consists of 500,000,000 shares of Company Common Stock, par value $0.0001 per share, 500,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 28, 2022, there were (i) 119,029,895 shares of Company Common Stock issued and outstanding, 9,043,971 shares of Class B common stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 6,353,907 shares of Company Common Shares outstanding, (iii) 11,967,915 shares of Company Common Shares underlying the Company’s outstanding restricted, performance and deferred stock unit awards (assuming maximum achievement of performance-based awards), (iv) 5,260,199 shares of Company Common Stock reserved for issuance under the Company’s 2018 Employee Stock Purchase Plan, and (v) 31,096,313 shares of Company Common Stock reserved for future issuance under the Company’s 2018 Equity Incentive Plan. Since February 1, 2022, (A) the Company has only issued options, restricted, performance and deferred stock unit awards or other rights to acquire Company Common Shares in the ordinary course of business consistent with past practice and (B) the only shares of capital stock issued by the Company were pursuant to outstanding options, restricted, performance and deferred stock unit awards and other compensatory rights to purchase Company Common Shares granted to employees, directors or other service providers. All outstanding Company Common Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Notes, the Warrants and the Indenture and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of Company Common Shares by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. Since January 31, 2021, the Company has not declared or paid any dividends.
(c)Authorization. The execution, delivery and performance of this Agreement, the Service Agreement, the Indenture, the Notes, the Warrants, the Warrant Shares, the VCOC Letter and each Issuer Agreement (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the

“Transactions”), have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Indenture (including in respect of an Subsequent Closing Date, a supplemental indenture) will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On the Initial Closing Date, the Service Agreement will be duly executed and delivered by the Company and, assuming the Service Agreement will be a valid and binding obligation of the Purchaser or other Affiliate thereof party thereto, the Service Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Assuming the VCOC Letter constitutes the valid and binding obligation of the Purchaser or other Affiliate thereof party thereto, on the Closing Date, the VCOC Letter will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Pursuant to resolutions previously provided to the Purchaser, the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act has approved, and at the request of the Purchaser will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable, the transactions contemplated by the Transaction Agreements, including (i) the acquisition of the Notes, any disposition of such Notes upon the conversion thereof, any acquisition of Company Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto and (ii) the acquisition of the Warrants, any disposition of such Warrants upon the exercise of Warrants in accordance with their terms, any acquisition of Company Common Stock upon exercise of the Warrants, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto.
(d)General Solicitation; No Integration. Other than with respect to the Silver Lake Group and its Affiliates and the Strategic Investor, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes and Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be integrated with the Notes and the Warrants sold pursuant to this Agreement.

(e)Valid Issuance. The Notes and the Warrants have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes and Warrants will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes and exercise of the Warrants if such conversion and exercise were to occur immediately following Closing. The Company Common Stock to be issued upon conversion of the Notes and exercise of the Warrants in accordance with the terms of the Notes and the Warrants, respectively, has been duly authorized, and when issued upon conversion of the Notes and exercise of the Warrants, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.
(f)Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Notes and exercise of the Warrants in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) as of the Closing Date, the Loan and Security Agreement, dated as of June 14, 2017, by and among Silicon Valley Bank, Zuora, Inc., Zuora Services, LLC and Leeyo Software, Inc., as amended (the “Credit Agreement”) or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes and the exercise of the Warrants, (B) the filing of a Supplemental Listing Application with the NYSE, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or the NYSE or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V or Section 4.16), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)Reports; Financial Statements.
(i)The Company has filed or furnished, as applicable all forms, reports, schedules, and other statements required to be filed or furnished by it with the SEC under the Exchange Act since February 1, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report (including for purposes of this sentence, the Draft 10-K to the Knowledge of the Company) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, the Company is a WKSI eligible to file a Registration Statement on Form S-3 under the Securities Act.
(ii)Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (including for purposes of this sentence, the Draft 10-K to the Knowledge of the Company): (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.
(h)Absence of Certain Changes. Since January 31, 2021, (i) until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
(i)No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since January 31, 2021 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as would not constitute a Material Adverse Effect, since February 1, 2018, none of the Company, any of its Subsidiaries or, any of their respective directors, officers, agents or employees have (i) used any corporate, Company (and/or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official, in each case in violation of, or (ii) otherwise violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”), or the UK Bribery Act (the “Bribery Act”). Except as would not constitute a Material Adverse Effect, since February 1, 2018, neither the Company, any of its Subsidiaries nor any of their respective directors, officers, agents or employees has directly or indirectly taken any action in violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable United States or foreign laws. Except as would not constitute a Material Adverse Effect, (i) none of the Company’s or any of its Subsidiaries’ directors, officers, agents or employees is a “specially designated national” or blocked person under United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and (ii) since February 1, 2018, neither the Company nor any of its Subsidiaries has engaged in any business with any person with whom, or in any country in which, it is prohibited for a United States person to engage under applicable United States sanctions administered by OFAC. Except as would not constitute a Material Adverse Effect, the Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Bribery Act and have maintained such policies and procedures in force.
(k)Legal Proceedings and Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.
(l)Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes and the Warrants will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(m)Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:
(i)the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and
(ii)there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.
(n)No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any Registration Statement filed pursuant to Article V any securities other than the Subject Securities or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Notes, except in each case of (i) and (ii), as may have been duly waived.
(o)Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.
(p)Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. To the Company’s Knowledge, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others in any material respect, and to the Company’s Knowledge, no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries in any material respect.
(q)No Additional Representations.

(i)The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.
(ii)The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement.
Section 3.02Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of each Closing Date, as follows:
(a)Organization; Ownership. The Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.
(b)Authorization; Sufficient Funds; No Conflicts.
(i)The Purchaser has full partnership power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary partnership action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii)At and immediately prior to the Closing, the Purchaser will have cash in immediately available funds in excess of the Initial Purchase Price or the Additional Notes Purchase Price, as applicable.
(iii)The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions to which it is a party and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.
(c)Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes or exercise of the Warrants and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.
(d)Securities Act Representations.
(i)The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Notes and Warrants is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Notes and the Warrants (and any shares of Company Common Stock issuable upon conversion of the Notes or exercise of the Warrants) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes or Warrants (or any shares of Company Common Stock issuable upon conversion of the Notes or exercise of the Warrants) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes and Warrants (and any shares of Company Common

Stock issuable upon conversion of the Notes or exercise of the Warrants) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.
(ii)Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than with respect to any bona fide loan from one or more financial institutions.
(iii)Neither the Purchaser not any of its Affiliates is a “bad actor” as defined in Rule 506(d) of the Securities Act.
(e)Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(f)Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder) other than any shares of Company Common Stock that may be owned by managing directors, officers or other employees of SLTM or other Silver Lake management entity or general partner in their individual capacities.
(g)No Additional Representations.
(i)The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii)The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations (other than waive such party’s rights hereunder) to consummate and make effective the sale and purchase of the Notes and Warrants (and any shares of Company Common Stock issuable upon conversion of the Notes or exercise of the Warrants) hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after such Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes and Warrants (and any shares of Company Common Stock issuable upon conversion of the Notes or exercise of the Warrants), the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.
Section 4.02Restricted Period.
(a)During the Restricted Period, notwithstanding any rights provided in Article V, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) convert any Note or exercise any Warrant, (y) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes, any shares of Company Common Stock issuable or issued upon conversion of any of the Notes, any of the Warrants or any Warrant Shares or (z) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Notes, any shares of Company Common Stock issuable or issued upon conversion of any of the Notes, Warrants or any Warrant Shares (such actions in clauses (x), (y) and (z), “Prohibited Transfers”), other than, in the case of clause (x) and/or clause (y), Permitted Transfers. “Permitted Transfers” shall mean any (i) (a) transfer of Purchaser or its Affiliates to one or more Affiliates or other members of the Silver Lake Group or (b) a transfer of the Notes, any shares of Company Common Stock issuable or issued upon conversion of any of the Notes, Warrants or Warrant Shares to one or more Affiliates or other members of the Silver Lake Group that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form), (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) transfer to a Third Party in connection with entry into a Permitted Debt Financing Transaction, (v) transfer with the prior written consent of the Company or (vi) tender of any Company Common Stock into a Third Party Tender/Exchange Offer, as defined below, (and any related conversion of Notes or exercise of Warrants to the extent required to effect such tender or exchange) and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes or exercise of any Warrants that had previously been converted or exercised, as applicable, to participate in any such tender or exchange offer). “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Company Common Shares by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender or exchange offer is either (I) a tender or exchange offer for less than all of the outstanding Company Common Shares or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to holders of Company Common Shares is not identical in the second-step of such transaction) as the first step of such transaction. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio. Notwithstanding the foregoing, the Purchaser (or a controlled Affiliate of the Purchaser) shall be permitted to (1) mortgage, hypothecate, and/or pledge the Notes and/or the shares of Company Common Stock issuable or issued upon conversion of the Notes and/or Warrants and/or Warrant Shares in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans (each, a “Permitted Loan”) or (2) enter into any asset swap or repurchase transaction with one or more banks or broker-

dealers engaged in the business of financing debt securities and similar instruments, which may or may not be secured by a pledge, hypothecation or other grant of security interest in the Notes and/or Warrants and/or the shares of Company Common Stock and/or related assets and/or cash, cash equivalents and/or letters of credit, including, without limitation, any transaction pursuant to which the Purchaser or such controlled Affiliate thereof, as applicable, transfers Notes and/or Warrants and/or shares of Company Common Stock held by it to such bank or broker-dealer, provided that, in the case of any transaction described in this clause (2), such transaction is entered into solely for the purpose of providing liquidity and leverage and the Purchaser or such controlled Affiliate retains 100% of the economic exposure to the underlying Notes and/or Warrants and/or shares of Company Common Stock, as the case may be, following any such transfer (each, a “Permitted Debt Financing Transaction”). Except with the Company’s prior written consent, any Permitted Loan or Permitted Debt Financing Transaction entered into by the Purchaser or its controlled Affiliates shall be with one or more financial institutions (or, in the case of a Permitted Debt Financing Transaction, with one or more banks or broker-dealers) and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of (x) any lender (or its securities Affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or Warrants and/or Warrant Shares and/or shares of Company Common Stock (including shares of Company Common Stock issued upon conversion of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan or (y) any permitted counterparty to a Permitted Debt Financing Transaction to sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock issued upon conversion of the Notes) and/or Warrants and/or Warrant Shares purchased from Purchaser (or its controlled Affiliate) or held as a hedge in connection with an event of default by Purchaser or its controlled Affiliate under such Permitted Debt Financing Transaction. For the avoidance of doubt, the events of default with respect to a Permitted Debt Financing Transaction shall be credit events of the Purchaser and/or its controlled Affiliate, as obligors under such financing transaction, and other events of default customary in margin lending and liquidity or debt leverage facilities. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or the permitted counterparty in any Permitted Debt Financing Transaction or any Affiliate of the foregoing exercises any rights or remedies in respect of the Notes, the shares of Company Common Stock issuable or issued upon conversion of the Notes, the Warrants or the Warrant Shares or any other collateral for any Permitted Loan or Permitted Debt Financing Transaction, as applicable, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, the Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder (including, without limitation, the rights or benefits provided for in Section 4.06 and Section 4.07) except and to the extent for those expressly provided for in Article V.
(b)Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Notes, Warrants or Company Common Stock pursuant to Article V or otherwise shall be subject to any applicable limitations set forth in this Section 4.02 and Article V but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the SL Persons with respect to trading in the Company’s securities (other than as set forth in the definition of “Blackout Period”) and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the SL Persons shall not be violated by any such transfer pursuant to Article V or otherwise, other than any applicable federal securities laws and any other applicable laws.
Section 4.03Exchange Listing. Promptly following the date hereof, the Company shall prepare and provide the applicable listing of additional shares notification to NYSE and use its reasonable best efforts to cause the Company Common Stock issuable upon conversion of the Notes and the aggregate number of Warrant Shares to be approved for listing on NYSE, as promptly as practicable, and in any event before the Closing. From time to time following the Initial Closing Date, the Company shall cause any additional Company Common Stock issuable upon conversion of any PIK Payment on the Notes (as defined in the Indenture) to be approved for listing on NYSE, subject to official notice of issuance, or such other primary exchange as to which the Company Common Stock is then admitted for trading. From time to time following the Initial Closing Date, the Company shall cause the number of Warrant Shares then issuable upon exercise of the then outstanding Warrants to be approved for listing on NYSE, subject to official notice of issuance, or such other primary exchange as to which the Company Common Stock is then admitted for trading.
Section 4.04Securities Laws. The Purchaser acknowledges and agrees that, as of the Closing Date, the Notes and the Warrants (and the shares of Company Common Stock that are issuable upon conversion of the Notes and the exercise of the Warrants) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. The Purchaser acknowledges that, except as provided in Article V with respect to shares of Company Common Stock and the Notes and Warrants, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes, the Warrants, or the shares of Company Common Stock that are issuable upon conversion of the Notes or exercise of the Warrants.
Section 4.05Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.
Section 4.06Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes or exercise of the Warrants. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser. To the extent reasonably requested, the Company, the Purchaser and any other applicable Affiliate of the Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes or exercise of the Warrants held by the Purchaser or any Affiliate of the Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes or Warrants outstanding and owned by Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes or exercise of the Warrants. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.
Section 4.07Board Nomination; Observer; Committees.
(a)The Company agrees to appoint to the Board of Directors as the initial Purchaser Designee effective as of the Initial Closing (or such later date as may be mutually agreed by the parties) one (1) individual who meets the requirements set forth in the first sentence of Section 4.07(c) (such Purchaser Designee to initially be Joseph Osnoss), by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual. The initial Purchaser Designee described in the immediately preceding sentence shall be appointed as a “Class III” director.
(i)The Company agrees that, subject to satisfaction of the requirements set forth in the first sentence of Section 4.07(c), the Purchaser shall have the right to nominate one (1) nominee at each meeting, or action by written consent, of the Company’s stockholders pursuant to which individuals will be elected members to “Class III” of the Board of Directors (or at each meeting, or action by written consent, of the Company’s stockholders pursuant to which individuals will be elected members of the Board of Directors if the Board of Directors is not classified). Notwithstanding the foregoing, the Purchaser shall not have a right to nominate any member to the Board of Directors pursuant to this Section 4.07(a)(i) from and after the date on which each of the following is satisfied: (A) the Silver Lake Group does not satisfy the Minimum Ownership Threshold Test and (B) Purchaser does not have a member of the Board of Directors that was either appointed pursuant to Section 4.07(a) or nominated pursuant to this Section 4.07(a)(i).
(ii)It is the intent of the parties that this Section 4.07(a) comply with the applicable rules of any stock exchange upon which the shares of Company Common Stock are listed, as the same may be amended from time to time. In furtherance of the foregoing, if representatives of the applicable stock exchange upon which the shares of Company Common Stock are listed have informed the Company that the Minimum Ownership Threshold fails at any time to comply with such rules, the parties agree to negotiate in good faith to modify the Minimum Ownership Threshold Test so as to comply with such rules while retaining the original intent as closely as possible so that the Purchaser preserves its rights as originally contemplated hereby to the fullest extent possible.
(iii)Notwithstanding anything to the contrary contained herein, if the Company enters into a definitive agreement providing for the consolidation or merger of the Company with or into any Person in a transaction that would, when consummated, constitute a Change in Control (excluding for purposes of this Section 4.07(a)(iii), clauses (i), (ii) and (iii) of such definition), then, the Purchaser’s rights to designate a Purchaser Designee under Sections 4.07(a)(i) and 4.07(e) shall forever terminate upon the consummation of such Change in Control.
(b)Subject to the terms and conditions of this Section 4.07 and applicable law, the Company agrees to include the Purchaser Designee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent of stockholders pursuant to which directors of “Class III” are to be elected (or at each meeting of stockholders or action by written consent of stockholders pursuant to which directors are to be elected if the Board of Directors is not classified) and use its reasonable efforts to cause the election of each such Purchaser Designee to the Board of Directors. The Company will be required to use the same level of efforts and provide the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent. For the avoidance of doubt, failure of the stockholders of the Company to elect any Purchaser Designee to the Board of Directors shall not affect the right of the Purchaser to nominate directors for election pursuant to this Section 4.07 in any future election of directors.
(c)Each Purchaser Designee nominated pursuant to Section 4.07(a) must be a managing director, director, officer, senior-level employee or advisor of SLTM or other Silver Lake management entity or general partner selected by the Purchaser. As a condition to any Purchaser Designee’s appointment to the Board of Directors and nomination for election as a director of the Company at the Company’s annual meetings of stockholders (i) the Purchaser and each Purchaser Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchaser, its Affiliates and the applicable Purchaser Designee, (ii) the Purchaser Designee must submit to a customary background check consistent with what is required by the Company with respect to members of the Board of Directors generally, and (iii) the Purchaser Designee must not serve as a board member or officer of any Person who has a material portion of their business in direct competition with the Company (as determined mutually by the parties acting reasonably and in good faith) of the Company or its Subsidiaries. The Company will make all information requests pursuant to this Section 4.07(c) in good faith in a timely manner that allows the Purchaser and each Purchaser Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchaser and each Purchaser Designee in connection with their efforts to provide the requested information.
(d)For so long as a SL Person or Purchaser Designee is serving or participating on the Board of Directors, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to the Purchaser or its Affiliates (including a policy that limits, prohibits, restricts Purchaser or its Affiliates from entering into any hedging or derivative arrangements), in each case other than with respect to any SL Person or Purchaser Designee solely in his or her individual capacity, except as provided herein, (ii) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Purchaser and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Purchaser’s or its Affiliates’ transfers of securities pursuant to Article V or otherwise (except as otherwise provided therein with respect to Blackout Periods) and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Purchaser Designee (x) accepting an invitation to serve on another board of directors of a company whose principal line(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Purchaser or any of its Affiliates, or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.07 shall not apply to the extent inconsistent with this Section 4.07 (but shall otherwise be applicable to the Purchaser Designee).

(e)Subject to the terms and conditions of this Section 4.07, if a vacancy on the Board of Directors is created as a result of the Purchaser Designee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Purchaser desires to nominate a different individual to replace any then-existing Purchaser Designee, then, at the request of the Purchaser, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement Purchaser Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board of Directors to fill such vacancy and/or be nominated as a Company nominee as a “Purchaser Designee” pursuant to this Section 4.07 (as applicable). In the event of an existing Purchaser Designee being replaced by the Purchaser as contemplated by the immediately preceding sentence, such right will only apply if the existing Purchaser Designee resigns concurrently with the appointment of his or her replacement. For so long as the Board of Directors is classified, such replacement Purchaser Designee shall be nominated as a “Class III” director. If the Purchasers and their Affiliates cease to collectively Beneficially Own the Minimum Ownership Threshold as a result of a sale of Company Common Stock by the Purchaser or their Affiliates, then the Company may (in its sole discretion) request the resignation of the Purchaser Designee and, promptly following such request, the Purchaser Designee shall promptly offer to resign from the Board of Directors (and, if requested by the Company, promptly deliver his written resignation to the Board of Directors (which shall provide for his immediate resignation), it being understood that it shall be in the Board of Directors’ sole discretion whether to accept or reject such resignation). The Purchasers agree to cause, and agree to cause their respective Affiliates to cause, any Purchaser Designee to resign from the Board of Directors if the applicable Purchaser Designee fails to resign if and when requested pursuant to this clause (e).
(f)For so long as the Purchaser has the right to nominate a member of the Board of Directors pursuant to this Section 4.07, the Purchaser shall have the right to designate one (1) observer (including any substitute observer designated by the Purchaser) (the “SL Observer”) who shall be entitled to attend (in person or telephonically) all meetings of the Board of Directors and any Committee thereof (other than any executive sessions of such meetings) and to receive copies of all notices, minutes, consents, agendas and other materials distributed to the Board of Directors and any Committee thereof; provided, however, if the Company believes in good faith that excluding any such materials (or portions thereof) from the SL Observer is necessary (x) to preserve attorney-client privilege, (y) to protect trade secrets or (z) due to an actual or potential conflict of interest, such materials (or portions thereof) may be withheld from the SL Observer and the SL Observer may be excluded from any meeting or portion thereof related to such matters upon reasonable prior notice to the SL Observer (to the extent practicable). The SL Observer shall be a managing director, officer, advisor or employee of SLTM or other Silver Lake management entity or general partner selected by the Purchaser. Except as otherwise set forth herein, the SL Observer may participate in discussions of matters brought to the Board of Directors or any Committee thereof; provided, that the SL Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors or any Committee thereof and the SL Observer shall not owe any fiduciary duty to the Company, its Subsidiaries or the holders of any class or series of Company securities. If the SL Observer is unable to attend any meeting of the Board of Directors or a Committee thereof, the Purchaser shall have the right to designate a substitute SL Observer upon reasonable prior written notice to the Board of Directors or such Committee. Any SL Observer shall be subject to the terms of the Confidentiality Agreement.
(g)For so long as the Purchaser is entitled to designate a Purchaser Designee, the Company shall invite the Purchaser Designee to attend all meetings of each committee of the Board of Directors in a non-voting capacity (each, a “Committee”). Notwithstanding the foregoing, if the Board of Directors shall establish a Committee to consider (i) a proposed contract, transaction or other arrangement between the Purchaser (or any of its Affiliates), on the one hand, and the Company or any of its Subsidiaries, on the other hand, (ii) the enforcement or waiver of the rights of the Company or any of its Subsidiaries under any agreement between the Purchaser (or any of its Affiliates), on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (iii) a matter which the Board of Directors determines in good faith presents an actual or potential conflict of interest for the Purchaser Designees, then the Purchaser Designee may be excluded from participation in such Committee meeting (and any portion of a Board meeting at which such matters may be discussed by the full Board of Directors upon reasonable prior notice to the Purchaser Designee (to the extent practicable)).
(h)To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Company agrees that any Purchaser Designee, SL Person, Silver Lake Group and any SL Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such person’s participation in any such business or investment. The Company shall pay in advance any reasonable out-of-pocket expenses incurred in defense of such claim as provided in this provision. Except as set forth below, the Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person and shall indemnify a Covered Person to the extent permitted by the DGCL against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors shall belong to the Company. The Company shall pay in advance any reasonable out-of-pocket expenses incurred in defense of such claim as provided in this provision, except to the extent that it is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) that (i) a Covered Person has breached this Section 4.07(h) or (ii) an SL Director has breached its fiduciary duties to the Company, in which case any such advanced expenses shall be promptly reimbursed to the Company.
(i)For the avoidance of doubt, without limiting any other rights of the Purchaser or its Affiliates under this Agreement, each SL Person and Purchaser Designee shall be entitled to receive Board fees and compensation and expense reimbursement according to the Company’s standard policies with respect to service on the Board of Directors or any Committee (for this purpose, an SL Observer shall be treated the same as an SL Director, except such SL Observer shall not be entitled to receive any Board fees or compensation).
(j)For the avoidance of doubt, notwithstanding anything in this Agreement, the Notes, the Warrants or Warrant Shares to the contrary, transferees of the Notes, the Warrants, the Warrant Shares and/or the shares of Company Common Stock (other than Affiliates of the Purchaser who sign a Joinder) shall not have any rights pursuant to this Section 4.07.
(k)Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the SL Person may share confidential, non-public information about the Company and its Subsidiaries (including any materials received in their capacities as a member of or observer on the Board of Directors or any Committee of the Company) with the Silver Lake Group and their respective Affiliates in each case, on a confidential basis, in connection with the provision of services to the Company under the Service Agreement, the activities of the SL Person as a member of or observer on the Board of Directors or any Committee of the Board of Directors or the monitoring and ongoing analysis of the Silver Lake Group’s investment in the Company. Notwithstanding the foregoing, the SL Person may not share information that would be reasonably likely to result in the waiver or loss of attorney-client privilege or in order to protect trade secrets.
Section 4.08VCOC Letter. The Company shall deliver to the Purchaser at the Closing and from time to time any Affiliate of the Purchaser to whom the Purchaser’s rights and obligations under this Agreement are assigned in accordance with this Agreement a letter substantially consistent with the form thereof previously furnished by the Purchaser (the “VCOC Letter”).

Section 4.09Financing Cooperation.
(a)If requested by the Purchaser, the Company will provide the following cooperation in connection with the Purchaser obtaining any Permitted Loan or Permitted Debt Financing Transaction: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in the form attached hereto as Exhibit C, and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender, (ii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Notes, the shares of Company Common Stock to be issued upon conversion of the Notes, the Warrants and/or Warrant Shares, as applicable, in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan or Permitted Debt Financing Transaction, with respect to Permitted Loans solely as securities intermediary and only to the extent such Purchaser or its Affiliates continues to beneficially own such pledged Notes, Warrants and/or shares of Company Common Stock, (iii) entering into customary triparty agreements with each lender and the Purchaser relating to the delivery of the Notes, the Warrants and/or shares of Company Common Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligation under Article II to issue the Notes, the Warrants and/or shares of Company Common Stock upon payment of the purchase price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.03(d)) and/or (iv) such other cooperation and assistance as the Purchaser may reasonably request that will not unreasonably disrupt the operation of the Company’s business.
(b)Anything in Section 4.09(a) to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement in connection with a Permitted Loan is conditioned on (x) the Purchaser delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) the Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Purchaser has pledged the Notes, the Warrants and/or the underlying shares of Company Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article V are being assigned to the lenders under that Permitted Loan, (C) that an event of default (as contemplated by the Margin Loan Agreement as defined in the Issuer Agreement) constitutes the only circumstances under which the lenders under the Permitted Loan may foreclose on the Notes, the underlying shares of Company Common Stock, the Warrants and/or the Warrant Shares and a transfer to a Third Party for cash constitutes the only circumstances under which the Purchaser may sell the Notes, the underlying shares of Company Common Stock, the Warrants and/or the Warrant Shares in order to satisfy a margin call or repay a Permitted Loan, in each case to the extent necessary to satisfy or avoid a bona fide margin call on such Permitted Loan and that such provisions do not violate the terms of this Agreement and (D) the Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser under this Agreement the Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.
(c)The Company’s obligation to deliver an Issuer Agreement in connection with a Permitted Debt Financing Transaction is conditioned on (x) the Purchaser delivering to the Company a copy of the agreement for such Permitted Debt Financing Transaction and (y) the Purchaser certifying to the Company in writing that (A) the counterparty to such Permitted Debt Financing Transaction is a bank or broker-dealer that is engaged in the business of financing debt securities and similar instruments, (B) the execution of such Permitted Debt Financing Transaction and the terms thereof do not violate the terms of this Agreement, (C) to the extent applicable, whether the registration rights under Article V are being assigned to the counterparty under that Permitted Debt Financing Transaction, (D) that an event of default (which shall be only credit events of the Purchaser and/or its controlled Affiliate and other events of default customary in margin lending and liquidity or debt leverage facilities) by the Purchaser or its controlled Affiliate constitutes the only circumstances under which the counterparty or counterparties under the Permitted Debt Financing Transaction may exercise rights and remedies to transfer to itself or sell, during the Restricted Period, the Notes, the underlying shares of Company Common Stock, the Warrants and/or the Warrant Shares purchased from Purchaser (or its controlled Affiliate) or held as a hedge, and (E) the risk of changes to the trading price of the Company’s Common Stock is not transferred, in whole or in part, to the counterparty to such Permitted Debt Financing Transaction in the absence of such an event of default.
(d)Upon request by the Purchaser, the Company shall consider in good faith any amendments to this Agreement, the Indenture, the Notes or the Warrants proposed by the Purchaser necessary to facilitate the consummation of a Permitted Loan transaction or Permitted Debt Financing Transaction, and the Company shall consent to any such amendment that is not adverse in any respect to the interests of the Company (as determined in good faith by the Company or the Board of Directors, excluding any SL Directors), it being acknowledged that the registration of the Notes and the Warrants and the related underlying shares of Company Common Stock for resale by the Target Registration Date is not adverse to the interests of the Company.
Section 4.10Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes, the Warrants (or the issuance of shares of Company Common Stock upon conversion of the Notes or exercise of the Warrants) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes or Warrants, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes or Warrants (or the issuance of shares of Company Common Stock upon conversion of the Notes or exercise of the Warrants).
Section 4.11Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, pays PIK interest on the Notes or if the Company proposes to take or omit to take any other action under Section 4.16 (including granting to the Purchaser the right to participate in any issuance of Additional Securities) or if there is any event or circumstance that may result in the Silver Lake Group and/or any SL Person being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by the Purchaser of any Additional Securities under Section 4.16), and if any SL Person is serving or participating on the Board of Directors at such time or has served on the Board of Directors during the preceding six months, then upon request of the Purchaser or any Purchaser Designee, (i) the Board of Directors or a Committee composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Silver Lake Group’s or any SL Person’s interests (in each case, to the extent such persons may be deemed to be a director or “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Silver Lake Group or any SL Person of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Silver Lake Group’s and any SL Person’s (in each case, to the extent such persons may be deemed to be a director or “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable.
Section 4.12D&O Indemnification / Insurance Priority Matters. Each Purchaser Designee who serves as a member of the Board of Directors (including an SL Director) (collectively, the “Section 4.12 Persons”) shall be eligible to enter into an indemnification agreement consistent with the form thereof previously furnished by the Company. The Company acknowledges and agrees that any Section 4.12 Person who is a partner, member, employee, advisor or consultant of any member of the Silver Lake Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the Silver Lake Group (collectively, the “Silver Lake Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement (including Section 5.05 hereof) to any Section 4.12 Person, in his or her capacity as a director of the Company or any of its subsidiaries, as applicable (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Silver Lake Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.05 hereof), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Silver Lake Indemnitors. No advancement or payment by the Silver Lake Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Silver Lake Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.
Section 4.13Conversion Price and Warrant Exercise Price Matters. The Conversion Price on the Initial Closing Date will equal $20.00, and the Conversion Rate on the Initial Closing Date (the “Initial Conversion Rate”) shall be the quotient (rounded to four decimal places) of $1,000 divided by such Conversion Price; provided, that if any event shall occur between the date hereof and the Initial Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Rate pursuant to Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof, the Initial Conversion Rate and the share amounts in the table of “Make-Whole Applicable Increases” set forth in Section 10.14(b) of the Indenture shall be adjusted in the same manner as would have been required by Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof and the Conversion Price, Initial Conversion Rate and “Make-Whole Applicable Increases” table included in the Indenture shall reflect such adjustment. If any event shall occur between the date hereof and the Initial Closing Date (inclusive) that would have resulted in an adjustment to the Warrant Exercise Price and Warrant Shares issuable upon exercise of a Warrant pursuant to Section 4 of such Warrant if such Warrant had been issued and outstanding since the date hereof, the Warrant Exercise Price and Warrant Shares issuable upon exercise of each Warrant shall be adjusted in the same manner as would have been required by Section 4 of such Warrant if such Warrant had been issued and outstanding since the date hereof and such Warrant shall reflect such adjustment.
Section 4.14Transfers of SL Securities that are Global Securities. The Purchaser agrees that (i) except in the case of a foreclosure under a

Permitted Loan pursuant to which the lender thereunder is obligated to exchange the foreclosed interest in SL Securities that are Global Securities for a Global Security other than an SL Security, Purchaser and its Affiliates will only transfer their interests in SL Securities that are Global Securities to a Third Party if such Person receives such transferred interest in a Global Security other than an SL Security and (ii) Purchaser and its Affiliates may only transfer an interest in SL Securities that are Global Securities to an Affiliate of Purchaser if such Affiliate continues to hold such transferred interest in Global Securities that are SL Securities and not any other Global Security.
Section 4.15Par Value. While the Purchaser owns any Notes or Warrants, the Company will not, without the consent of the Purchaser, increase the par value per share of the Company Common Stock to above $0.0001 per share.
Section 4.16Participation Rights.
(a)Until the earlier of (i) such time as there is no SL Director serving on the Board of Directors and the Purchaser is no longer entitled to designate a director nominee pursuant to Section 4.07 and (ii) the eighteen (18) month anniversary of the Initial Closing Date, whenever the Company or any of its Subsidiaries proposes to issue, directly or indirectly (including, through any underwriters) any Additional Securities that are not Excluded Securities (such proposed issuance, an “Additional Investment”), the Company will consult with the Purchaser reasonably in advance of undertaking such issuance and, if and only if the Purchaser notifies the Company within five (5) Business Days following such consultation of its preliminary interest in receiving an offer to participate in such issuance (which indication shall not be binding upon the Purchaser), the Company will provide written notice of such proposed issuance to the Purchaser (an “Offer Notice”) at least ten (10) Business Days prior to the proposed date of the purchase agreement, investment agreement or other agreement (the “Additional Investment Agreement”). Each Offer Notice shall include the applicable purchase price per security for such Additional Investment, the aggregate amount of the proposed Additional Investment and the other material terms and conditions of such Additional Investment, including the proposed closing date. The Offer Notice shall constitute the Company’s offer to issue such Additional Investment to the Purchaser substantially on the terms and conditions specified in the Offer Notice, which offer shall be irrevocable for five (5) Business Days following the date the Offer Notice is received by the Purchaser (the “Participation Notice Period”). The Purchaser may elect to purchase up to 50% of the Additional Securities on the terms proposed; provided that to the extent the issuance of Additional Securities to the Purchaser would result in a Stockholder Approval Requirement, the Purchaser may elect to purchase up to an amount of Additional Securities that would not cause the Stockholder Approval Requirement; provided further that, as a result of such election, Purchaser’s Beneficial Ownership shall not exceed 35% in the aggregate of the Company Common Shares outstanding at such time. If the Purchaser elects to purchase all or a portion of such Additional Investment specified in the Offer Notice, the Purchaser shall deliver to the Company during the Participation Notice Period a written notice stating the aggregate amount of the proposed Additional Investment that the Purchaser offers to purchase (the “Participation Notice”). Notwithstanding the foregoing, in the event that the Company is seeking stockholder approval for any Third Party in connection with the Additional

Investment or for any other matter that may be needed to consummate the proposed issuance of Additional Securities, then the Company shall also seek stockholder approval in connection with the issuance of the Additional Securities to the Purchaser.
(b)If the Purchaser does not deliver a Participation Notice during the Participation Notice Period (or if, prior to the expiration of the Participation Notice Period, the Purchaser delivers to the Company a written notice declining to participate in the Additional Investment specified in the Offer Notice), the Purchaser shall be deemed to have waived its right to participate in such Additional Investment under this Section 4.16 and the Company shall thereafter be free to issue during the sixty (60) Business Day period following the expiration of the Participation Notice Period (or the receipt by the Company of a written notice from the Purchaser declining to participate in such Additional Investment) such proposed Additional Investment to one or more Third Parties on terms and conditions no more favorable to any such Third Party than those set forth in the Offer Notice, unless otherwise agreed by the Purchaser and the Company. Any obligation of the Company and the Purchaser to participate in any Additional Investment shall in all cases be conditioned on applicable antitrust clearance or approval under antitrust or other applicable law, and the closing date for such Additional Investment by the Purchaser shall not occur until the later of (x) at least fifteen (15) Business Days after the Purchaser’s receipt of such clearance or approval or the Purchaser’s waiver of such conditions and (y) at least eleven (11) Business Days after the Company and the Purchaser enter into the Additional Investment Agreement in respect of such Additional Investment, in each case of (x) and (y), unless otherwise agreed by the Purchaser and the Company. The Purchaser may from time to time designate one or more of its Affiliates through which the participation right in this Section 4.16 may be exercised.
(c)The issuance of “Additional Securities” means the issuance of any equity security, or instrument convertible into or exchangeable for any equity security, of the Company or any of its Subsidiaries, or the granting of any option, warrant, commitment or right by the Company or any of its Subsidiaries with respect to any of the foregoing. The issuance of “Excluded Securities” means any issuance of (i) Additional Securities as initial and/or deferred consideration to the selling Persons in an acquisition by the Company or its Subsidiaries (including, for the avoidance of doubt, whether structured as a merger, consolidation, asset or stock purchase, or other similar transaction), (ii) Additional Securities to a third-party financial institution in connection with a bona fide borrowing by the Company or its Subsidiaries, (iii) Additional Securities to the Company’s directors, employees, advisors or consultants (including as a result of the exercise of any option to subscribe for, purchase or otherwise acquire shares of Company Common Stock or upon the vesting or delivery of any award of restricted stock units (including performance-based restricted stock units) that corresponds to Company Common Stock and/or an option to subscribe for, purchase or otherwise acquire shares of Company Common Stock, including under the Company’s employee stock purchase plan), (iv) Additional Securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (v) Additional Securities in connection with any stock split, stock combination, stock dividend, distribution or recapitalization, (vi) Additional Securities in a bona fide underwritten public offering (including a marketed “Rule 144A” offering of debt securities to accredited investors through one or more initial purchasers and hedging activities related thereto), (vii) the exercise of any warrants outstanding as of the date of this Agreement, and (viii) Additional Securities issued in connection with a strategic partnership or commercial arrangement, other than (x) with a private equity firm or similar financial institution or (y) an issuance whose primary purpose is the provision of financing. If the Purchaser elects to purchase the Additional Securities pursuant to this Section 4.16, the Purchaser, at its expense, shall make any filings required in connection with such participation under antitrust or other applicable law promptly following the delivery to the Company of the corresponding Participation Notice and shall use reasonable efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable laws.
(d)Notwithstanding anything to the contrary contained herein, if the Company enters into a definitive agreement providing for the consolidation or merger of the Company with or into any Person in a transaction that would, when consummated, constitute a Change in Control (excluding for purposes of this Section 4.16, clauses (i), (ii) and (iv) of such definition), then, the Purchaser’s rights under this Section 4.16 shall forever terminate upon the consummation of such Change in Control.
Section 4.17Conduct of Business. The Company agrees that, prior to the earlier of the Initial Closing Date and the termination of this Agreement pursuant to Section 2.05, without the prior written consent of Purchaser, the Company will not, and will cause each of the Subsidiaries not to, take any action or fail to take any action that would violate Section 4.07 of the Indenture (assuming, for the purpose of determining compliance with this Section 4.17, that the Notes were issued on the date hereof).
Section 4.18Standstill.
(a)The Purchaser agrees that, during the Standstill Period, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company (acting through a resolution of the Company’s directors not including any SL Directors):
(i)make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of the Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not its Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;
(iii)acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Purchaser (together with its Affiliates), having Beneficial Ownership of more than 19.9% in the aggregate of the shares of the Company Common Stock outstanding at such time (assuming all the Notes are converted and Warrants are exercised), excluding any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Company Common Stock (or the exercise thereof) to any SL Director as compensation for their membership on the Board of Directors; provided that nothing herein will require any Notes, Warrants or shares of Company Common Stock to be sold to the extent the Purchaser and its Affiliates, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or any other Company actions that reduces the number of outstanding shares of Company Common Stock. For purposes of this Section 4.18(a)(iii), no securities Beneficially Owned by a portfolio company of the Purchaser or its Affiliates will be deemed to be Beneficially Owned by Purchaser or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of the Purchaser for purposes of this Agreement, (y) neither the Purchaser nor any of its Affiliates has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither the Purchaser or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;
(iv)effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Purchaser or any of its Affiliates of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Notes or exercise of Warrants to the extent required to effect such tender) or the vote by the Purchaser or any of its Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board of Directors;
(v)(A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek the removal of any member of the Board of Directors (other than a Purchaser Designee in accordance with Section 4.07), (D) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (E) conduct a referendum of stockholders of the Company or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;
(vi)take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (B) any material change in the capitalization or dividend policy of the Company, or (C) any other material change in the Company’s management, business or corporate structure (except pursuant to any action or transaction permitted by Section 4.18(a)(iv));
(vii) (A) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (B) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (C) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(viii)[reserved];
(ix)make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or
(x)enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.
(b)The foregoing provisions of Section 4.18(a) shall not be deemed to prohibit (i) any action that may be taken by any Purchaser Designee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company if such action does not include or result in any public announcement or disclosure by such Purchaser Designee, the Purchaser or any of its Affiliates, (ii) the Purchaser or any of its Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating on a confidential basis with the Company’s directors, officers or advisors or (iii) the Purchaser or any of its Affiliates from (A) making a confidential proposal to the Company or the Board of Directors for a negotiated transaction with the Company involving a Change in Control, (B) pursuing and entering into any such transaction with the Company and (C) taking any actions in furtherance of the foregoing.
(c)Notwithstanding the foregoing provisions of Section 4.18(a) or anything in this Agreement to the contrary, the Purchaser and its Affiliates shall not be restricted from (i) acquiring securities with the prior written consent of the Company, (ii) acquiring securities pursuant to Section 4.16, (iii) participating in rights or securities offerings conducted by the Company, (iv) receiving stock dividends, PIK interest or similar distributions and payments made by the Company, (v) tendering Company Common Stock as permitted by Section 4.02 or in a Third Party Tender/Exchange Offer after the Restricted Period (or effecting any Permitted Loan or Permitted Debt Financing Transaction under Section 4.02), (vi) disposing of Company Common Stock by operation of a statutory amalgamation, statutory arrangement or other statutory procedure involving the Company or (vii) any conversion of the Notes, exercise of Warrants or other securities acquired not in contravention of this Section 4.18.
Section 4.19Indenture Amendments and Supplements; Cooperation. For so long as the Silver Lake Group collectively Beneficially Owns at least 50% of the Notes Beneficially Owned by the Silver Lake Group immediately following the Initial Closing, the Company shall not make any amendment or supplement to, or consent to a waiver of any provision of, the Indenture or the Securities (as defined in the Indenture) of a type to which the first or second sentence of Section 9.02 of the Indenture applies, without the written consent of the Purchaser. The Company shall keep the Purchaser reasonably informed with respect to the Transactions.
Section 4.20Anti-Takeover Provisions. The Company shall, and shall cause each of its Subsidiaries to, (a) take all action necessary within their control (other than waiving any of the Company’s rights) so that no “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation is applicable to the Silver Lake Group Beneficially Owning the Notes, the Warrants and the Company Common Stock to be issued upon conversion of the Notes or exercise of the Warrants, acquiring additional Company Common Stock pursuant to Section 4.16 and transferring the Notes and the Warrants and the Company Common Stock to be issued upon conversion of the Notes or exercise of the Warrants consistent with the terms of this Article IV, (b) not adopt or repeal, as the case may be, any anti-takeover provision in the certificate of incorporation, bylaws or other similar organizational documents of the Company’s Subsidiaries that is applicable to any of the foregoing, and (c) not adopt or repeal, as the case may be, any shareholder rights plan, “poison pill” or similar measure that is applicable to any of the foregoing.

Section 4.21Tax Treatment. The Company and the Purchaser agree to (i) treat the Notes as indebtedness of the Company for U.S. federal and state income tax purposes, (ii) not treat the Notes as “contingent payment debt instruments” under U.S. Treasury Regulation section 1.1275-4, (iii) treat the Notes as being issued with “original issue discount” and (iv) treat the Notes and the Warrants as being issued as an “investment unit” within the meaning of Section 1273(c)(2), with a ratable portion of the Warrants allocated to reduce the “issue price” of the Initial Notes and Additional Notes based on relative principal, and in each case, neither party shall take any inconsistent tax position in a tax return, tax filing, tax audit or other submission to a tax authority unless otherwise required by a final “determination” as defined under section 1313 of the Internal Revenue Code of 1986, as amended. Within 30 days after the Closing, Purchaser will prepare and provide to the Company a determination of the fair market value of the Warrants for purposes of Section 1273(c)(2) of the Code, along with such reasonable supporting detail as the Company may request. The Company will have 30 days to review and comment on the Purchaser’s valuation of the Warrants and the Parties shall negotiate in good faith to attempt to agree on a valuation of the Warrants. If after the end of such 30-day period, the Parties are unable to agree on a valuation of the Warrants, the valuation of Warrants shall be referred to an independent accounting firm of national reputation for resolution, which resolution will be binding on the Parties for Tax reporting purposes. The fees of the independent accounting firm will be split equally.
Section 4.22Indemnification.
(a)The Purchaser, its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents, including any SL Person or Purchaser Designee (each an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity and whether public or private, before or by any Governmental Entity, any arbitrator or other tribunal (each, an “Action”) by any Person (including, without limitation, any stockholder of the Company and regardless of whether such Action is against an Indemnitee) arising out of or relating to the Transactions; provided, that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (w) have resulted from an Action by the Company against the Purchaser in connection with the Purchaser’s breach of this Agreement or an Indemnitee’s breach of the Confidentiality Agreement, (x) are as a result of an Action brought against an Indemnitee by any Person who is a limited partner of, or other investor in, such Indemnitee in such Person’s capacity as a limited partner of, or other investor in, such Indemnitee, (y) as a result of any Action brought against the Purchaser or its Affiliates by any Person providing a Permitted Loan, a Permitted Debt Financing Transaction or other financing or hedging arrangement to the Purchaser or its Affiliates in connection with the Purchaser’s or its Affiliates’ investment in the Notes or Warrants or (z) have resulted from an Indemnitee’s fraud or violation of applicable law in connection with the Transactions. The parties agree, for the avoidance of doubt, that this

Section 4.18 shall not apply to any matter for which indemnification is otherwise provided in Section 5.05.
(b)Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any third party Action it has actual knowledge of that might give rise to Losses, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced by such delay or failure.
(c)The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim if (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim actively and diligently, (iii) such claim includes as the named parties both the Company and the applicable Indemnitee(s) and such Indemnitees reasonably determine upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to the Company. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the Silver Lake Group, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend the Action.
(d)No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.22, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company, in the defense of any such claim, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee or (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission.
Section 4.23Voting.
(a)Commencing on the fifth (5th) anniversary of the Initial Closing Date and for so long thereafter as any Purchaser or any Purchaser Affiliate Beneficially Owns any shares of Company Common Stock (for all purposes of this Section 4.23, which shares of Company Common Stock have been issued upon conversion or repurchase by the Company of any of the Notes or upon exercise of the Warrants), each Purchaser shall and (to the extent necessary to comply with this Section 4.23) cause its Purchaser Affiliates to: (i) take such action at each meeting of the stockholders of the Company as may be required so that all shares of issued and outstanding Company Common Stock Beneficially Owned, directly or indirectly, by it and/or by any Purchaser Affiliate are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Company Common Stock (including with respect to director elections); and (ii) be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of issued and outstanding Company Common Stock Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 4.23(a)(i) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such persons of any written consent in lieu of a meeting of holders of Company Common Shares.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01Registration Statement.
(a)The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (x) for the registration of resales of the Notes, Company Common Stock issuable upon conversion of the Notes, the Warrants and the Warrant Shares no later than the eighteen (18) month anniversary of the Initial Closing Date and (y) for all other registration requests, as soon as reasonably practicable following a written request of holders of a majority in aggregate principal amount of Notes that are Registrable Securities and, in any event, no later than the date that is the later of (A) eighteen (18) months following the Initial Closing Date and (B), in the event of clause (y), three (3) months following the date of such request (such later date, the “Target Registration Date”), a Registration Statement (the “Initial Registration Statement”) in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution. In addition, the Company will from time to time after the Initial Registration Statement has been declared effective use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities requested to be registered by the Silver Lake Group that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI (in which case, the Registration Statement may request registration of an unspecified amount of Registrable Securities to be sold by unspecified holders).
(b)Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.
(c)Notwithstanding anything herein to the contrary, during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum amount of such Registrable Securities shall be $50,000,000. When the Company regains the ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(a).
Section 5.02Registration Limitations and Obligations.
(a)Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a

Blackout Period, the Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two Business Days is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind the Purchaser to make any sale).
(b)Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period, or the certificate described in the following sentence, if such holder or Beneficial Owner has specified in writing (including electronic mail) to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address (including electronic mail), contact and fax number information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer or general counsel of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate need not specify the nature of the event causing such conditions to have been met), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.
(c)At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities (an “Initiating Holder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell at least $25,000,000 of Registrable Securities held by such holder (provided that, if a Purchaser and its Affiliates do not own at least $25,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them), in each case, pursuant to the Registration Statement, then, the Company shall (i) amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering (subject to Section 5.02(b)) and (ii) (x) within one (1) Business Day of receipt of the Take-Down Notice and confirmation of such receipt by the treasurer or chief financial officer of the Company and by counsel to the Company, deliver a written notice (a “Take-Down Participation Notice”) of any such request to all other holders of Registrable Securities (the “Eligible Participation Holders”), which Take-Down Participation Notice shall offer each such holder the opportunity to include in such registration that number of Registrable Securities of the same type (i.e., Notes or Company Common Stock) to be offered by the Initiating Holder as each such holder (a “Participating Holder”) may request. The Company shall include in such registration all such Registrable Securities with respect to which the Company has received from a holder entitled to receive a Take-Down Participation Notice pursuant to the preceding sentence written requests for inclusion therein within (i) in the case of an Underwritten Offering that is not a Marketed Underwritten Offering, one (1) Business Day after the date the Take-Down Participation Notice was delivered and confirmed received by the treasurer or chief financial officer of the Company and by counsel to the Company and (ii) in the case of a Marketed Underwritten Offering, three (3) Business Days after the date the Take-Down Participation Notice was delivered; provided, that each Selling Holder will retain the right to withdraw their Registrable Securities from such registration in writing to the underwriters prior to the pricing of the applicable offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in the first sentence of this Section 5.02(c) and the Take-Down Notice contemplates a Marketed Underwritten Offering, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). A Majority in Interest of Selling Holders shall have the right hereunder to, in their sole discretion: (i) select the underwriter(s) for each Underwritten Offering, (ii) determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by the Selling Holders to the underwriters in such Underwritten Offering, as well as any other financial terms, (iii) determine the timing of any such registration and sale and (iv) determine the total number of Registrable Securities that can be included in such Underwritten Offering in consultation with the managing underwriters (collectively, the “Offering Terms”); provided, that the Initiating Holder shall consult with each other Participating Holder (other than any Participating Holder that is not a member of the Silver Lake Group) in respect of the Offering Terms. Each Selling Holder shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering for the Registrable Securities sold by such Selling Holder. Without the consent of a Majority in Interest of Selling Holders, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities of the type (i.e., Notes, Warrants or Company Common Stock) offered by the Initiating Holder in such Underwritten Offering.
(d)If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering (including, without limitation, Registrable Securities proposed to be included by any Participating Holder) exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the Majority in Interest of Selling Holders, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale

Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders on the basis of the number and type of Subject Securities then proposed to be sold by the respective Selling Holders (e.g., if Notes are being offered and sold, the pro rata amounts will be calculated based on the aggregate principal amount of Notes proposed to be sold without regard to shares of Company Common Stock Beneficially Owned by the respecting Selling Holders).
(e)If requested by the managing underwriter of an Underwritten Offering for which a member of the Silver Lake Group is the Initiating Holder, unless such Initiating Holder otherwise agrees, no Eligible Participation Holder or Initiating Holder shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Registrable Securities or otherwise), any Notes or Company Common Stock (or interests therein) or securities convertible into or exchangeable for Notes or Company Common Stock without the prior written consent of such managing underwriter for a period designated by such managing underwriter in writing to the Eligible Participation Holders and the Initiating Holder, which shall begin the earlier of the date of the underwriting agreement and the commencement of marketing efforts, and shall not in any event last longer than sixty (60) days following such effective date. If requested by the managing underwriter of any such Underwritten Offering, each Eligible Participation Holder shall execute a separate agreement to the foregoing effect; provided, that each Eligible Participation Holder shall negotiate its respective lock-up agreement; provided, further, that if any such lock-up agreement (i) provides for exceptions from any restrictions contained therein, such exceptions shall automatically apply equally to each Selling Holder or (ii) is terminated or waived in whole or in part for any Selling Holder, such termination or waiver shall automatically apply to each other Selling Holder. Each lock-up agreement shall permit, and this Section 5.02(e) shall be deemed to permit, transfers pursuant to the terms of Permitted Loans, Permitted Debt Financing Transactions and other customary lock-up exceptions, including for gifts, distributions and other transfers not for value (and including in respect of customary charitable donations substantially contemporaneously with distribution to the donor, free of further lock-up agreement transfer restrictions by the donee, by a Selling Holder or its direct or indirect distributees). The obligations of any person under this Section 5.02(e) are not in limitation of lock-up or transfer restrictions that may otherwise apply to any Registrable Securities.
(f)In addition to the registration rights provided in Section 5.02(c), holders of the Notes shall have analogous rights to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers on a firm-commitment basis, using procedures that are substantially equivalent to those specified in Section 5.02 and Section 5.03. The Company agrees to use its reasonable efforts to cooperate to effect any such sales under such Rule 144A. Nothing in this Section 5.02(f) shall impose any additional or more burdensome obligations on the Company than would apply under Section 5.02 and Section 5.03, in each case, mutatis mutandis in respect of a registered Underwritten Offering, or require that the Company take any actions that it would not be required to take in an Underwritten Offering of such Notes.

(g)Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $25,000,000 of Registrable Securities held by such holders (provided that, if collectively Purchaser and its Affiliates do not own at least $25,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them).
(h)In connection with a distribution of Registrable Securities in which a holder of Registrable Securities is selling at least $50,000,000 of Registrable Securities, the Company shall, to be extent requested by the managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 60 days) during which the Company may not offer, sell or grant any option to purchase Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions.
Section 5.03Registration Procedures.
(a)In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of registered securities pursuant thereto as contemplated by this Agreement, or any analogous Rule 144A offering pursuant to Section 5.02(f), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:
(i)subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such Registration Statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;
(ii)at or before any Registration Statement covering the Notes is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, as amended, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;
(iii)subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;
(iv)if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(v)furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;
(vi)use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to apply for any necessary “CUSIPs” or analogous codes to identify such securities;
(vii)use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(viii)as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;
(ix)use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(x)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;
(xi)prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(xii)use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and
(xiii)agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.
(b)The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.
(c)Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.
Section 5.04Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.
Section 5.05Registration Indemnification.
(a)The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other Indemnified Person (as defined below) and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.
(b)In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.
(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.
(d)In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.
(e)The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.
(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to indemnify or contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.
(g)The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.
Section 5.06Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates, or any financial institution pursuant to a Permitted Debt Financing Transaction or any Lender under any Permitted Loan Beneficially Owns Notes or any Company Common Stock issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
ARTICLE VI

MISCELLANEOUS

Section 6.01Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. Except for the warranties and representations contained in clauses (a)(i), (b), (c), (d), (e), (f)(i), (l) and (o) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing until expiration of the applicable statute of limitations, the warranties and representations made herein shall survive for one (1) year following the applicable Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.
Section 6.02Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by overnight courier or sent via email (with receipt confirmed) as follows:
(a)    If to Purchaser, to:
c/o Silver Lake
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Karen King
Fax: +1 (650) 233-8125
Email: Karen.King@SilverLake.com
and:
c/o Silver Lake
55 Hudson Yards
550 West 34th Street, 40th Floor
New York, NY 10001
Attention: Andrew J. Schader
    Jennifer Gautier
Fax: +1 (212) 981-3535
Email: Andy.Schader@SilverLake.com
    Jennifer.Gautier@SilverLake.com
With a copy (which shall not constitute actual or constructive notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Ken Wallach
    Sunny Cheong
Fax: +1 (212) 455-2502
Email: kwallach@stblaw.com
scheong@stblaw.com
(b)    If to the Company, to:
Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, CA 94065
Attention: Todd McElhatton
    Andrew Cohen

Email: tmcelhatton@zuora.com
ancohen@zuora.com
With a copy (which shall not constitute actual or constructive notice) to:
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Gordon K. Davidson
    David K. Michaels
    Ran D. Ben-Tzur
Email: gdavidson@fenwick.com
    dmichaels@fenwick.com
    rbentzur@fenwick.com
or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.
Section 6.03Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the Confidentiality Agreement, sets forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 4.07(h) shall be the benefit of and fully enforceable by each of the Covered Persons, (ii) Section 4.12 shall be for the benefit of and fully enforceable by each of the Section 4.12 Persons and the Silver Lake Indemnitors, (iv) Section 4.22 shall be for the benefit of and fully enforceable by each of the Indemnitees, (iv) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (v) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
Section 6.04Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 6.05Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company, unless required by law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication.  Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement, as applicable), the Purchaser and its Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided that the recipient of such information is subject to a customary obligation to keep such information confidential. The Company may issue or make one or more press releases or public announcements (in which case the Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.
Section 6.06Expenses. From and after the date of this Agreement, at any time and from time to time, the Purchaser shall have the right to request that the Company reimburse all documented out-of-pocket expenses (including attorneys’ fees) incurred by the Purchaser or its Affiliates in connection with their evaluation of the Company and the transactions contemplated pursuant to this Agreement, including all expenses related to the due diligence review and the structuring, drafting, negotiating and entry into this Agreement and the other Transaction Agreements, up to one million five hundred thousand dollars ($1,500,000) in the aggregate, which the Company shall do promptly and in any event within three (3) Business Days of such request. As of the Initial Closing and any Subsequent Closing Date (and without duplication with the deduction for expenses contemplated in the definition of Purchase Price), the Company shall reimburse all such fees incurred by the Purchaser and its Affiliates in connection with the foregoing to the extent not previously paid pursuant to the first sentence of this Section 6.06.
Section 6.07Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided, that (i) at or prior to the Initial Closing the Purchaser may assign all of its rights and obligations under this Agreement or any portion thereof to one or more Affiliates who execute and deliver a Joinder, and such Affiliate shall be deemed a Purchaser hereunder and shall have all rights and obligations of a Purchaser or any portion thereof (as set forth in the Joinder); provided that no such assignment will relieve the Purchaser of its obligations hereunder, (ii) any Affiliate of the Purchaser who after the Initial Closing Date executes and delivers a Joinder and is a permitted transferee of any Notes or shares of Company Common Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser or any portion thereof (as set forth in the Joinder); provided that no such assignment will relieve the Purchaser of its obligations hereunder, (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, and (iv) the rights of a holder of Registrable Securities under Article V may be transferred but only together with Subject Securities (w) in a transfer of (1) Notes in an aggregate principal amount of at least $25,000,000 and (2) Company Common Stock or other Subject Securities issued or issuable upon conversion of at least $25,000,000 in aggregate principal amount of Notes, (x) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to 4.02(a)), or (y) to a lender in connection with a Permitted Loan or (z) to a financial institution in connection with a Permitted Debt Financing Transaction. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article V to the extent transferable in accordance with this Section 6.07. Notwithstanding anything to the contrary set forth herein, the Purchaser may without the consent of any other party grant powers of attorney, operative only upon an event of default of the Company in respect of its obligation under Article II to issue the Notes upon payment of the Purchase Price in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.03(d)), to any lender, administrative agent or collateral agent under any Permitted Loan or to any financial institution in connection with a Permitted Debt Financing Transaction, in each case to act on behalf of the Purchaser to enforce such obligation.
Section 6.08Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
(b)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.
Section 6.09Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
Section 6.10Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 6.11Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.
Section 6.12Non-Recourse.
(a)Notwithstanding anything to the contrary in this Agreement, the Purchaser’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement or any other Transaction Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the Purchase Price and the Purchaser shall have no further liability or obligation relating to or arising out of this Agreement, any other Transaction Agreement or the Transactions in excess of such amount. For the avoidance of doubt, the foregoing shall not limit the Company’s rights under Section 6.10.
(b)This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ZUORA, INC.
By: /s/ Tien Tzuo___________________________
Name: Tien Tzuo
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

SILVER LAKE ALPINE II, L.P.
BY: SILVER LAKE ALPINE II ASSOCIATES, L.P., ITS GENERAL PARTNER
BY: SLAA II (GP), L.L.C., ITS GENERAL PARTNER
BY: SILVER LAKE GROUP, L.L.C., ITS MANAGING MEMBER
By: /s/ Joseph Osnoss ___________________
Name:    Joseph Osnoss
Title:     Managing Director

[Signature Page to Investment Agreement]

EXHIBIT A

FORM OF INDENTURE

EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of March 2, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Zuora, Inc., Silver Lake Alpine II, L.P., the other parties named therein and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

[By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement and [the Confidentiality Agreement]1 applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement and [the Confidentiality Agreement].]2 [By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby accepts an assignment of the Purchaser’s right to acquire the Notes at the Initial Closing pursuant to Sections 2.01 and 2.03.]3
The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]
1 [Insert to the extent the transferee is an Affiliate of Silver Lake.]
2 [Insert for an Affiliate of the Purchaser who is a transferee of Notes or Company Common Stock after Closing.]
3 [Insert for a Subsidiary of the Purchaser will receive an assignment of the right to purchase Notes at Closing but no other rights or obligations for finaning reasons.]

EXHIBIT C

FORM OF ISSUER AGREEMENT

[Date]
[Name of Lender]
[Address]

Re:     Loan Agreement to be entered into by [Name of Borrower]
Ladies and Gentlemen:
This letter agreement is being entered into at the request of [Name of Borrower], a [Jurisdiction of Organization][Entity Type] (the “Borrower”), in connection with the Loan Agreement dated as of [___________] between the Borrower and [Name of Lender], as lender (including any agent acting therefor, the “Lender”) (as amended and supplemented from time to time, and together with any security agreement executed in connection therewith, the “Margin Loan Agreement”, and the exercise of remedies by the Lender following an event of default under the Margin Loan Agreement, including in such exercise of remedies, foreclosure, assignments, transfers or other dispositions of the Pledged Convertible Notes or Pledged Common Stock (each as defined below) made in connection with a Coverage Event (as defined in the Margin Loan Agreement) or as otherwise contemplated by the Margin Loan Agreement, collectively, the “Exercise of Remedies” and, together with the Margin Loan Agreement, the “Transactions”). For purposes of this letter agreement, “Closing Date” shall mean [Date]. Pursuant to the Margin Loan Agreement, the Lender is acquiring a first priority security interest in, inter alia, (x) 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (the “Convertible Notes” and, upon crediting of such Convertible Notes to the Collateral Account, the “Pledged Convertible Notes”) of Zuora, Inc. (the “Issuer”) issued pursuant to an indenture, dated [____], 2022 (the “Indenture”) between the Issuer and [●], as trustee (the “Trustee”) and (y) certain shares of common stock of the Issuer that may be received upon conversion of the Convertible Notes from time to time (the “Common Stock” and, upon crediting of such shares of Common Stock to the Collateral Account, the “Pledged Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement. The Pledged Convertible Notes and any Pledged Common Stock will be credited or delivered to, and held in, one or more accounts of Borrower at a third-party custodian (which may be the Lender or an affiliate thereof) (the “Custodian”) in each case subject to the security interest granted under the Margin Loan Agreement (each, a “Collateral Account”, and collectively, the “Collateral Accounts”). As used herein, “Business Day” means any day on which commercial banks are open in New York City, and “DTC” means the Depository Trust Company.

In connection with the Transactions:

1.The Issuer confirms that based solely on the information provided to the Issuer prior to its execution of this letter agreement, it has no objection to the Transactions and none of the Transactions is subject to any insider trading or other policy or rule of the Issuer.
2.Based solely on the information provided to the Issuer prior to its execution of this letter agreement, the Issuer confirms that the loan contemplated by the Margin Loan Agreement is a Permitted Loan as defined in the Investment Agreement (as defined in the Indenture, the “Investment Agreement”), and further agrees and acknowledges that the Borrower shall have the right to pledge or sell the Pledged Convertible Notes or Pledged Common Stock to the extent permitted in connection with Permitted Loans as described in the Investment Agreement.
3.The Issuer acknowledges that the Borrower can assign by way of security to the Lender its rights under Article V of the Investment Agreement under the Margin Loan Agreement, as permitted by Section 6.07(iv)(z) of the Investment Agreement, and confirms that it has no objection to the assignment of such rights under Article V of the Investment Agreement pursuant to Section 3.04 of the Margin Loan Agreement or any transfers of Pledged Convertible Notes or Pledged Common Stock under such Article V related thereto, or any assignment of such rights under Article V made in connection with any Coverage Event or Exercise of Remedies.
4.Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement. Without limiting the generality of paragraphs 5 through 16 below, the Issuer agrees, upon Lender’s request after the occurrence of a Coverage Event under the Margin Loan Agreement or in connection with any Exercise of Remedies, to cooperate in good faith (and in accordance with, and subject to, the terms of the Indenture and in accordance with applicable law) with the Lender, the Trustee and/or the transfer agent relating to the Common Stock in any transfer of Pledged Convertible Notes or Pledged Common Stock made pursuant to any exercise by the Lender of its remedies under the Margin Loan Agreement or otherwise, including with respect to the removal of any restrictive legends.
5.In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of Pledged Convertible Notes (in accordance with, and subject to, the terms of the Indenture) within two Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such Pledged Convertible Notes shall be (a) in book-entry DTC form if such Pledged Convertible Notes are (i) sold under a registration statement, (ii) sold under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) then in book-entry DTC form, or (b) otherwise, in the form of Physical Securities (as defined in the Indenture). Notwithstanding anything to the contrary in the Indenture or any other agreement, for purposes of any transfer of Pledged Convertible Notes in the form of Physical Securities in connection with an Exercise of Remedies, the only documents required by the Issuer from the Lender or the Borrower are as follows: (i) a certificate executed by or on behalf of the Borrower, in the form set forth in Attachment 1 to Exhibit A attached to the Indenture (disregarding any amendments or modifications thereto subsequent to the date hereof), but without any signature guarantee and (ii) for any transfer of Restricted Securities (as defined in the Indenture) prior to the Resale Restriction Termination Date (as defined in the Indenture) (which, for all purposes hereunder and under the Indenture, shall be the date that is one year following the Closing Date), an opinion of Davis Polk & Wardwell LLP or other counsel reasonably satisfactory to the Issuer, in the form of Exhibit 1 attached hereto and addressed to the Issuer and its transfer agent (in the case of any transfer of Physical Securities bearing the Security Private Placement Legend (as defined in the Indenture) to a transferee who will receive Physical Securities bearing the Security Private Placement Legend that constitute Restricted Securities) or Exhibit 2 attached hereto (in the case of any transfer of Physical Securities bearing the Security Private Placement Legend to a transferee who will receive Physical Securities not bearing the Security Private Placement Legend or beneficial interests in a Global Security not bearing the Security Private Placement Legend). Within two Business Days of receipt of such documents and the presentation of such

Physical Securities at the Corporate Trust Office of the Trustee, together with any required payment in connection with such transfer as set forth in Section 2.06 of the Indenture, the Issuer shall cause the Trustee to register the transfer of the number of Pledged Convertible Notes being sold to the account(s) of the purchaser(s), in each case as specified in such certificate.
6.In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of any shares of Common Stock received upon conversion of the Pledged Convertible Notes within two Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such shares of Common Stock shall be (a) in book-entry DTC form, without any restricted legends and bearing an unrestricted CUSIP, if such shares are (i) sold under a registration statement, (ii) sold under Rule 144 under the Securities Act or (iii) otherwise freely tradeable upon conversion, or (b) otherwise, in certificated form bearing the Common Stock Private Placement Legend (as defined in the Indenture). Notwithstanding anything to the contrary in the Indenture or any other agreement, in connection with an Exercise of Remedies, for purposes of any conversion of Pledged Convertible Notes in the form of Physical Securities and concurrent transfer of shares of Common Stock received upon conversion of such Pledged Convertible Notes, the only documents required by the Issuer from the Lender or the Borrower are as follows: (i) a certificate executed by or on behalf of the Borrower, in substantially the form set forth in Attachment 1 to Exhibit A attached to the Indenture (disregarding any amendments or modifications thereto subsequent to the date hereof) as if references therein to Convertible Notes were instead references to Common Stock issued upon conversion of Convertible Notes mutatis mutandis and without any signature guarantee and (ii) for any transfer of Common Stock bearing the Common Stock Private Placement Legend prior to the Resale Restriction Termination Date, an opinion of Davis Polk & Wardwell LLP or other counsel reasonably satisfactory to the Issuer, in the form of Exhibit 1 attached hereto (in the case of any transfer of Common Stock in certificated form bearing the Common Stock Private Placement Legend to a transferee who will receive Common Stock in certificated form bearing the Common Stock Private Placement Legend) or Exhibit 2 attached hereto (in the case of any transfer of Common Stock in certificated form bearing the Common Stock Private Placement Legend to a transferee who will receive Common Stock in certificated form not bearing the Common Stock Private Placement Legend or beneficial interests in Common Stock in global form not bearing the Common Stock Private Placement Legend). Within two Business Days of receipt of such documents and the surrender of such shares of Common Stock to the transfer agent for the Common Stock, the Issuer shall cause the transfer agent for the Common Stock to register the transfer of the number of shares of Common Stock being sold to the account(s) of the purchaser(s), in each case as specified in such certificate.
7.The Issuer will cause the Pledged Convertible Notes and/or Pledged Common Stock to be put into book-entry DTC form as of the Closing Date.
8.In connection with any Exercise of Remedies whereby all or any portion of the Pledged Convertible Notes or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act prior to the first anniversary of the date of issuance of the relevant Pledged Convertible Notes, the Issuer shall provide, within three Business Days following a request by the Lender, a reasonable opportunity for a customary business, legal and documentary diligence investigation to potential purchasers of such Pledged Convertible Notes and/or shares of Pledged Common Stock, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided that such diligence investigation is not unreasonably disruptive to the business of the Company and its subsidiaries.
9.The Issuer agrees with respect to any purchaser of Pledged Convertible Notes or Pledged Common Stock in a foreclosure sale (including the Lender or its affiliates) that is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer, that, if such notes or shares are then eligible for resale under Rule 144 (and such purchaser has satisfied the holding period set forth in Rule 144(d)) and, if such sale occurs prior to the Resale Restriction Termination Date, the Issuer meets the condition set forth in Rule 144(c)(1), it shall, upon request of such purchaser, remove any restrictive legend relating to Securities Act restrictions from such notes or shares and, if applicable, to cause any such notes to be exchanged for beneficial interests in global notes held by DTC or its nominee.
10.The Lender covenants and agrees with the Issuer that, to the extent the Pledged Convertible Notes consist of SL Securities (as defined in the Indenture), then in connection with any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement whereby the Lender forecloses on, sells, or transfers the Pledged Convertible Notes to itself, any affiliate or a third party, it shall, in connection with any such foreclosure, sale or transfer, exchange such SL Securities in accordance with the Indenture for (i) if the SL Security consists of beneficial interests in a Global Security (as defined in the Indenture), beneficial interests in another Global Security that is not a SL Security or (ii) if the SL Security is a Physical Security (as defined in the Indenture), for another Physical Security that is not a SL Security, such that, in either case, the transferee thereto does not own or hold any beneficial interest in any SL Security. Without limiting the generality of the foregoing, the Lender agrees and acknowledges that neither it nor any transferee that is not a member of Silver Lake Group (as defined in the Investment Agreement) shall be allowed to hold a beneficial interest in a Global Security that is a SL Security, own a Physical Security that is a SL Security or exercise any conversion rights in respect thereof.
11.The Lender agrees and acknowledges that, prior to the occurrence of a Coverage Event or an event of default or another event under the Margin Loan Agreement that results in or could result in any Exercise of Remedies, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Convertible Notes or Pledged Common Stock; provided that, subject to paragraph 12 below in the case of an assignment, the Lender may pledge or assign its rights under the Margin Loan Agreement.
12.Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably satisfactory to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall promptly accept such assignment.
13.The pledge by the Borrower of the Pledged Convertible Notes and the Pledged Common Stock pursuant to the Margin Loan Agreement, and any Exercise of Remedies by the Lender, are not restricted in any manner by the formation documents of the Issuer or any other agreement to which the Issuer is a party, other than the Investment Agreement and the Indenture.
14.To the knowledge of the Issuer, neither the Pledged Convertible Notes nor the Pledged Common Stock is subject to any pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Lender as a result of the Transactions.
15.The Issuer shall make all payments on the Pledged Convertible Notes and the Pledged Common Stock with a record date on and after the Closing Date to the Collateral Accounts (as irrevocably directed by the Borrower) or otherwise in accordance with the Margin Loan Agreement.
16.Subject to customary enforceability exceptions, the Convertible Notes are valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms. The Common Stock, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

[SIGNATURE PAGE FOLLOWS]

Accepted and agreed,
ZUORA, INC., as Issuer

By:________________________________
Name:
Title:

[NAME OF LENDER], as Lender

By:________________________________
Name:
Title:

[Signature page to Issuer Agreement]

EXHIBIT 1

Form of Opinion of Counsel
Zuora, Inc.
[_______]

Ladies and Gentlemen:
We are acting as counsel for [_______] (“Secured Party”) in connection with the sale by it of [_____] [3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 / shares of common stock] (the “Securities”) of Zuora, Inc., a Delaware corporation (“Issuer”), that were [received upon conversion of 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029] pledged to it by [_____] (“Borrower”) to secure Borrower’s obligations pursuant to the Loan Agreement dated as of [_____] among, inter alia, Borrower and Secured Party.
We have examined a representation letter from Secured Party dated as of [____] (the “Seller’s Letter”) with respect to the sale of the Securities. In rendering the opinion expressed herein, we have relied exclusively on the Seller’s Letter, a copy of which is attached hereto as Schedule I, as to matters of fact, and we have without independent inquiry or investigation assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so and (v) all statements in the Seller’s Letter were and are accurate.
Based on the foregoing, we are of the opinion that the Securities may be sold by Secured Party without registration under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Securities.
This opinion is limited to the federal securities law of the United States of America.
This opinion is rendered solely to you in connection with the proposed sale of the Securities by Secured Party. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

    Very truly yours,

Schedule I to Exhibit 1
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Re:    Sale of [_____] [3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 / Shares of Common Stock] of Zuora, Inc. (“Issuer”) to Qualified Institutional Buyers in a Private Placement
Ladies and Gentlemen:
We hereby refer to the [Security Agreement] dated as of [_____] (the “Security Agreement”) between [______] (“we,” “our” or “us”) and [_____] (“Borrower”) pursuant to which Borrower has pledged to us, inter alia, 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (the “Pledged Convertible Notes”) of Issuer to secure Borrower’s obligations to us under the Loan Agreement dated as of [___] among, inter alia, Borrower and us.
In connection with our proposed sale, as pledgee under the Security Agreement, of [____] [Pledged Convertible Notes / shares of common stock of Issuer received upon conversion of Pledged Convertible Notes] (the “Securities”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), we represent and warrant to you:
(a)The Securities are being sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or to purchasers that we and any person acting on our behalf reasonably believe are qualified institutional buyers. We have notified the purchaser of the restrictions on further transfer of the Securities, and the purchaser is aware that the Securities are being sold by us pursuant to an exemption from registration under the Securities Act for private placements of securities.
(b)Issuer is subject to Section 13(a) and/or Section 15(d) of the Securities Exchange Act of 1934, as amended.
(c)Neither we nor any person acting on our behalf has offered or sold the Securities by any form of general solicitation or general advertising.
        Very truly yours,
[___________]

By:
Name:
Title:

EXHIBIT 2

Form of Opinion of Counsel

Zuora, Inc.
[_______]

Ladies and Gentlemen:
We are acting as counsel for [_______] (“Secured Party”) in connection with the sale by it of [_____] [3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 / shares of common stock] (the “Securities”) of Zuora, Inc., a Delaware corporation (“Issuer”), that were [received upon conversion of 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029] pledged to it by [_____] (“Borrower”) to secure Borrower’s obligations pursuant to the Loan Agreement dated as of [_____] among, inter alia, Borrower and Secured Party.
We have examined a representation letter from Secured Party dated as of [____] (the “Seller’s Letter”) with respect to the sale of the Securities. In rendering the opinion expressed herein, we have relied exclusively on the Seller’s Letter, a copy of which is attached hereto as Schedule I, as to matters of fact, and we have without independent inquiry or investigation assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so and (v) all statements in the Seller’s Letter were and are accurate.
Based on the foregoing, we are of the opinion that the Securities may be sold by Secured Party as described in the Seller’s Letter without registration under the Securities Act of 1933, as amended, in reliance of Rule 144 promulgated thereunder and that any restrictive legends concerning transfers of the Securities may be removed.
This opinion is limited to the federal securities law of the United States of America.
This opinion is rendered solely to you in connection with the proposed sale of the Securities by Secured Party. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

    Very truly yours,

Schedule I to Exhibit 2

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Re:    Sale of [_____] [3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 / Shares of Common Stock] of Zuora, Inc. (“Issuer”)
Ladies and Gentlemen:
We hereby refer to the [Security Agreement] dated as of [_____] (the “Security Agreement”) between [______] (“we,” “our” or “us”) and [_____] (“Borrower”) pursuant to which Borrower has pledged to us, inter alia, 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (the “Pledged Convertible Notes”) of Issuer to secure Borrower’s obligations to us under the Loan Agreement dated as of [___] among, inter alia, Borrower and us.
In connection with our proposed sale, as pledgee under the Security Agreement, of [____] [Pledged Convertible Notes / shares of common stock of Issuer received upon conversion of Pledged Convertible Notes] pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), we represent and warrant to you:
(a)We are not an “affiliate” of Issuer within the meaning of Rule 144 under the Securities Act and have not been such an affiliate within the preceding three months.
(b)Issuer is, and has been for a period of at least 90 days immediately before the proposed sale, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.
(c)A period of at least six months has elapsed for purposes of Rule 144(d) under the Securities Act since the date the Pledged Convertible Notes were pledged to us.
(d)Issuer has satisfied the conditions set forth in Rule 144(c)(1) under the Securities Act at the time of the proposed sale.
    Very truly yours,
[_______]

By:
Name:
Title:

EXHIBIT D

NOTES AND WARRANTS
PURCHASE AMOUNTS

Security	Initial Closing Date	Subsequent Closing Date
Notes	$250,000,000 in aggregate principal amount	$150,000,000 in aggregate principal amount
Warrants with a $20 per share exercise price	2,500,000 Warrants	none
Warrants with a $22 per share exercise price	2,500,000 Warrants	none
Warrants with a $24 per share exercise price	2,500,000 Warrants	none

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes, warrants or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of Securities.
The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:
•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;
•short sales or transactions to cover short sales relating to the Securities;
•one or more exchanges or over the counter market transactions;

•through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of the selling securityholders; and
•any combination of the foregoing, or any other available means allowable under applicable law.
A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares of common stock received under those sale, forward sale or derivative arrangements or shares of common stock pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.
In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.
The selling securityholders will be subject to the applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

ANNEX B
FORM OF WARRANT

ANNEX C
FORM OF SERVICE AGREEMENT
SERVICE AGREEMENT
This SERVICE AGREEMENT (this “Agreement”) is dated as of March [24], 2022 and is between Zuora, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), and Silver Lake Alpine Management Company II, L.L.C., a Delaware limited liability company (“SLAM”). The Company and SLAM intend this Agreement to be effective retroactively as of March [2], 2022.
BACKGROUND
Certain affiliates of SLAM currently hold convertible notes and warrants issued by the Company.
SLAM and its designees are providing and are expected in the future to provide certain services to the Company.
The Company wishes to provide certain protections and epense reimbursement to SLAM and its designees in connection with provision of services.
In consideration of the premises and agreements contained herein and of other good an valuable consideration, the sufficientcy of which are hereby acknowledgeced, the parties agree as follows:

AGREEMENT

Services.

SLAM hereby agrees that until the expiration of the Term or the earlier termination of its obligations under this Section 1 pursuant to Section 5 hereof, to the extent mutually agreed by the Company and SLAM, it may render to the Company, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as SLAM in its sole discretion may designate from time to time, advisory services in relation to the affairs of the Company including, without limitation, advice regarding the strategy and operations of the Company and such other advice directly related or ancillary to the above services as may be reasonably requested by the Company (collectively, the “Services”).

SLAM shall perform all Services to be provided hereunder as an independent contractor to the Company and not as partner, fiduciary, employee, agent, joint venturer or representative of the Company.

SLAM or its designees shall devote such time and efforts to the performance of the Services as SLAM or its designees reasonably deem necessary or appropriate; provided that no minimum number of hours or individuals (and no specifically identified individuals) shall be required to be devoted by SLAM or its designees on a weekly, monthly, annual or other basis. The Company acknowledges that SLAM’s or its designee’s services are not exclusive to the Company and that SLAM and its designees may render similar services to other persons.

Any advice or opinions provided by SLAM may not be disclosed or referred to by the Company publicly or to any third party (other than to the legal, tax, financial or other advisors of the Company that are acting on behalf of the Company and are bound by obligations of confidentiality to the Company), except upon the prior written consent of SLAM.

All patents, inventions, trademarks, source indicators, copyrights, trade secrets, know-how, models, methods, processes, techniques, tools, utilities, procedures, software, manuals, documentation and any other intellectual property rights provided by SLAM to the Company as part of the Services (the “SLAM IP”) is owned by SLAM or its affiliates and is provided solely for the Company’s internal use in connection with the Services provided hereunder. Solely to the extent required for the receipt of the Services, SLAM hereby grants the Company a non-exclusive, royalty-free, non-transferable, non-sublicensable license during the Term under SLAM IP, but only to the extent and for the duration necessary for the Company to receive the applicable Service as permitted by this Agreement. To the extent SLAM or any of SLAM’s employees, contractors or agents creates, invents, discovers, develops, authors or conceives any intellectual property in connection with SLAM’s performance of the Services hereunder (“SLAM Services IP”), SLAM retains all right, title and interest in and to any such SLAM Services IP, and, to the extent any SLAM Services IP vests in the Company, the Company hereby irrevocably assigns to SLAM all right, title and interest in and to such SLAM Services IP and agrees to execute any and all documents and take any and all actions requested by SLAM to effect the intent of this provision.

Reimbursements. The Company will pay directly, or cause to be paid directly, or reimburse SLAM and each of its affiliates for their respective reasonable documented Out-of- Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of- Pocket Expenses” means, without duplication, the out-of-pocket costs and expenses incurred by SLAM and its affiliates after the date hereof, in connection with Services specifically requested by the Company. SLAM agrees to provide the Company with good faith estimates and updates regarding such Out-of-Pocket Expenses from time to time as reasonably requested by the Company. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds to the account specified by SLAM promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement and the Company’s standard policy for reimbursement of expenses. Such payments shall not be refundable under any circumstances and shall be paid free and clear of any withholding taxes, setoff, deduction or other right that the Company may have against SLAM, or any of its affiliates or any other person.

Indemnification.

To the fullest extent permissible under applicable law, the Company will, and will cause its Controlled Entities (as defined below) to, indemnify and hold harmless SLAM and its former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each of the foregoing persons being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several, related to, arising out of or in connection with the performance of the Services or other services contemplated by this Agreement or the engagement of SLAM pursuant to, and the performance by SLAM of the Services or other services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company (the “Liabilities”); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make, and/or cause its Controlled Entities to make, the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Company will, and/or cause its Controlled Entities to, reimburse any Indemnified Party for all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation- related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, subject to an undertaking that the Indemnified Party will return any such reimbursement to the Company, or the applicable Controlled Entities, if it is determined by a court of competent jurisdiction, in a final judgment from which no appeal may be taken, that such Indemnified Party is not entitled to indemnification. The Company agrees that it will not, and will cause its Controlled Entities not to, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without any future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular Liability of an Indemnified Party that is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted from the willful misconduct or fraud of such Indemnified Party or as otherwise provided under applicable law. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company or by its Controlled Entities as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted from the willful misconduct or fraud of such Indemnified Party or the Indemnified Party is otherwise not entitled to indemnification.

The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Controlled Entities to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) General Corporation Law of the State of Delaware, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Indemnified Parties pursuant to which the indemnified Parties are indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, shareholders agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the

“Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). The Company hereby waives, relinquishes and releases all Indemnified Party-Related Entities from any and all claims against the Indemnified Party-Related Entities for contribution, subrogation or any other recovery and under no circumstances shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery an Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to an Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnified Party- Related Entities shall be third-party beneficiaries with respect to this Section 3(b) entitled to enforce this Section 3(b) as though each such Indemnified Party-Related Entity were a party to this Agreement. The Company shall cause each of its Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Agreement.

For purposes of this Agreement, the term (i) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party- Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party- Related Entity, on the other hand, (ii) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company and (iii) the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

Accuracy of Information. The Company shall furnish or cause to be furnished to SLAM such information as SLAM believes reasonably appropriate to render the Services and other services contemplated by this Agreement and to comply with the U.S. Securities and Exchange Commission or other legal requirements relating to the beneficial ownership, directly or indirectly, by SLAM or its affiliates and their respective members, officers and employees of equity securities of the Company or any controlling person or subsidiary thereof (all such information so furnished, the “Information”). The Company recognizes and confirms that SLAM and its affiliates (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification. The Company hereby represents and warrants that all Information is or will be, when furnished, complete and accurate in all material respects and does not or will not, when furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

Term. This Agreement will become effective as of the date hereof and (except as otherwise provided herein) will continue until the earlier of (a) the date when SLAM and its affiliates (other than the Company) shall collectively cease to own, directly or indirectly, any securities of the Company and (b) the seventh anniversary of the date hereof, provided that after such seventh anniversary the Agreement shall automatically extend for one year periods unless otherwise agreed by each of the parties hereto (the “Term”). Notwithstanding the foregoing, SLAM may end the Term at any time by providing at least thirty (30) days advance written notice to the Company. In the event of willful misconduct or fraud by SLAM or its affiliates, in the course of performing the Services or other services which the Company and SLAM agree will be provided under the Agreement, the Company may end the Term. Notwithstanding anything to the contrary set forth herein, (x) the expiration of the Term will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of the date of such expiration and (y) the provisions of Sections 2, 3, 4, 5, 6 and 7 and the final sentence of Section 1(e) hereof will survive the expiration of the Term or any other termination of this Agreement.

Disclaimer, Release and Limitation of Liability.

Disclaimer; Standard of Care. Neither SLAM nor any of its affiliates makes any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall SLAM or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of SLAM or any Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction.

Freedom to Pursue Opportunities. In recognition (i) that SLAM and its affiliates (other than the Company) performing the Services or other services under this Agreement (SLAM and each such affiliate collectively, the “SLAM Group”) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which a member of SLAM Group may serve as an advisor, a director or in some other capacity, (ii) that members of SLAM Group have myriad duties to various investors and partners and in anticipation that the Company, on the one hand, and the members of SLAM Group (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, (iii) of the benefits to be derived by the Company hereunder, and (iv) of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve SLAM. Except as SLAM may otherwise agree in writing after the date hereof:

Each member of SLAM Group (including each of their associated investment funds and portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company); (B) to directly or indirectly do business with any client or customer of the Company; (C) to take any other action that SLAM believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b); and (D) not to present potential transactions, matters or business opportunities to the Company, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

Except as specified in Section 6(b)(i) hereof, no member of SLAM Group shall have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 6(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require SLAM or any of its affiliates to act in a manner inconsistent with the provisions of this Section 6(b).

No member of SLAM Group shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise), other than the obligation to act in accordance with the implied covenant of good faith and fair dealing, by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s participation therein.

Release. The Company, on behalf of itself and its Controlled Entities, hereby irrevocably and unconditionally releases and forever discharges SLAM and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Services or other services contemplated by this Agreement or the engagement of SLAM pursuant to, and the performance by SLAM of, the Services or other services contemplated by this Agreement that the Company or any Controlled Entity may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct or fraud of SLAM or an Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction.

Limitation of Liability. In no event will SLAM or any Indemnified Party be liable to the Company or any of its affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to or arising out of or in connection with the Services or other services contemplated by this Agreement or the engagement of SLAM pursuant to, and the performance by SLAM of the Services or other services contemplated by, this Agreement that the Company may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction .

Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of SLAM, or any of their respective affiliates shall have any liability for any obligations or liabilities of SLAM under this Agreement or for any claim based on, in respect of, or by reason of, the transactions or other matters contemplated hereby.

Confidentiality. The Company agrees to maintain the confidentiality of the existence of this Agreement and the terms hereof (“Confidential Information”), except that such Confidential Information may be disclosed (a) to their directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors who have a need to know such Confidential Information (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to maintain the confidentiality of such Confidential Information in accordance with the provisions of this Agreement), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party to this Agreement, (e) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) with the consent of SLAM or (g) to the extent such Confidential Information becomes publicly available other than as a result of a breach of this Section 7.

Miscellaneous.

No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by facsimile or e- mail, with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to SLAM:

c/o Silver Lake
55 Hudson Yards
550 West 34th Street, 40th Floor
New York, New York 10001
Attention: Andrew Schader
Jennifer Gautier
Facsimile: (212) 981-3566
Email: Andy.Schader@silverlake.com
Jennifer.Gautier@SilverLake.com

if to the Company:

Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, CA 94065
Attention: [●]
Fax: [●]
Email: [●]

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

This Agreement and the agreements and documents referred to herein and other documents dated as of, or with effect as of, the date hereof related to the subject matter hereof constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above- named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above- named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process at its address specified pursuant to Section 7(b) hereof is reasonably calculated to give actual notice.

EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of SLAM. SLAM may assign or transfer its duties or interests hereunder to any of its affiliates (other than any portfolio companies affiliated with SLAM) at the sole discretion of SLAM. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) each of the Indemnified Party- Related Entities shall be third party beneficiaries with respect to Section 3 hereof and (ii) each of the Indemnified Parties shall be third-party beneficiaries with respect to Sections 3 and 6 hereof, in each case entitled to enforce such provisions as though each such Indemnified Party-Related Entity or Indemnified Party, as applicable, were a party to this Agreement.

This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Service Agreement as of the date first written above.

SILVER LAKE ALPINE MANAGEMENT COMPANY II, L.L.C.

By: _
Name:
Title:

ZUORA, INC.

By: _
Name:
Title:

[Signature Page to Service Agreement]